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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        SELFWARE ACQUISITION CORPORATION,

                              ITS SOLE SHAREHOLDER,
                             XYBERNAUT CORPORATION,

                                 SELFWARE, INC.

                                       AND

                     CERTAIN SHAREHOLDERS OF SELFWARE, INC.

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                                 MARCH 30, 2000

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                                TABLE OF CONTENTS
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1.       THE MERGER....................................................................................1

         1.1      The Merger...........................................................................1
         1.2      Effect of the Merger.................................................................2
         1.3      Consummation of the Merger...........................................................2
         1.4      Charter; Bylaws; Directors and Officers..............................................2
         1.5      The Closing..........................................................................2
         1.6      Further Assurances...................................................................2

2.       CONVERSION OF SHARES..........................................................................2

         2.1      Conversion of Shares.................................................................2
         2.2      Stock Options, Warrants, Treasury Shares, Etc; No Fractional Shares..................4
         2.3      Surrender and Exchange of Shares; Payment of Merger Consideration....................4
         2.4      Closing of Stock Transfer Books......................................................6
         2.5      Escrow...............................................................................6
         2.6      Affiliates...........................................................................6

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................6

         3.1      Organization.........................................................................6
         3.2      Capitalization.......................................................................7
         3.3      Authorization; Validity of Agreement.................................................7
         3.4      No Violations; Consents and Approvals................................................7
         3.5      Financial Statements.................................................................8
         3.6      No Material Adverse Change...........................................................8
         3.7      No Undisclosed Liabilities...........................................................9
         3.8      Litigation; Compliance with Law; Licenses and Permits................................9
         3.9      Employee Benefit Plans; ERISA........................................................9
         3.10     Title to Assets.....................................................................10
         3.11     Intellectual Property; Computer Software............................................11
         3.12     [RESERVED]..........................................................................13
         3.13     Material Contracts..................................................................13
         3.14     Taxes...............................................................................14
         3.15     Affiliated Party Transactions.......................................................17
         3.16     Environmental Matters...............................................................17
         3.17     No Brokers..........................................................................19
         3.18     Receivables.........................................................................19
         3.19     Sale of Real Estate.................................................................19
         3.20     Product/Service Claims..............................................................19
         3.21     Warranties..........................................................................20
         3.22     Insurance...........................................................................20
         3.23     Delivery of Documents; Corporate Records............................................20

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                                TABLE OF CONTENTS

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         3.24     Customers, Suppliers and Distributors...............................................20
         3.25     Labor Matters.......................................................................20
         3.26     Bank Accounts.......................................................................21
         3.27     Directors, Officers and Certain Employees...........................................21
         3.28     Compliance with Securities Laws.....................................................21
         3.29     No Misstatements or Omissions.......................................................21
         3.30     Investment Undertaking..............................................................21
         3.31     Accounting Matters..................................................................22
         3.32     Proxy Statement.....................................................................22

4.       REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB AND XYBERNAUT..............................22

         4.1      Organization of Acquisition Sub and Xybernaut.......................................22
         4.2      Authorization; Validity of Agreement................................................22
         4.3      No Violations; Consents and Approvals...............................................22
         4.4      Litigation..........................................................................23
         4.5      Capital Structure...................................................................23
         4.6      Valid Issuance of Shares, Etc.......................................................23
         4.7      Financial Statements................................................................23

5.       OTHER AGREEMENTS OF THE PARTIES..............................................................24

         5.1      Conduct of Business.................................................................24
         5.2      Access and Information..............................................................25
         5.3      Tax Returns; Taxes..................................................................26
         5.4      Notice of Developments..............................................................27
         5.5      Non-Disclosure of Confidential Information..........................................27
         5.6      No Solicitation of Employees, Suppliers or Customers................................28
         5.7      Non-Competition.....................................................................28
         5.8      Public Statements...................................................................29
         5.9      Other Actions.......................................................................29
         5.10     Required Consents...................................................................29
         5.11     Exclusivity.........................................................................29
         5.12     Amendments to Schedules.............................................................29
         5.13     Repayment of Certain Obligations to the Company.....................................30
         5.14     Pooling; Tax-Free Qualification.....................................................30
         5.15     Preparation of Proxy Statement......................................................30
         5.16     F&M Guarantees......................................................................30

6.       CONDITIONS PRECEDENT TO THE CLOSING..........................................................30

         6.1      Conditions Precedent to Acquisition Sub's and Xybernaut's Obligations to Close......30
         6.2      Conditions Precedent to the Principal Shareholders' and the Company's
                  Obligations to Close................................................................32
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                                TABLE OF CONTENTS

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7.       DOCUMENTS TO BE DELIVERED AT THE CLOSING.....................................................33

         7.1      Deliveries of the Company...........................................................33
         7.2      Deliveries of Xybernaut and Acquisition Sub.........................................35
         7.3      Deliveries to the Escrow Agent......................................................35

8.       TERMINATION..................................................................................36

         8.1      Termination.........................................................................36

9.       INDEMNIFICATION..............................................................................36

         9.1      Survival of Representations and Warranties of the Company...........................36
         9.2      Survival of Representations and Warranties of Acquisition Sub and Xybernaut.........36
         9.3      Determination of Damages Without Regard to "Materiality" or "Knowledge"
                  Qualifications......................................................................37
         9.4      Limited Indemnification by the Principal Shareholders...............................37
         9.5      Indemnification by Acquisition Sub and Xybernaut....................................38
         9.6      Indemnification Procedures..........................................................38
         9.7      Limitations on Indemnification......................................................39

10.      MISCELLANEOUS................................................................................40

         10.1     Transaction Fees and Expenses.......................................................40
         10.2     Notices.............................................................................40
         10.3     Amendment...........................................................................41
         10.4     Waiver..............................................................................41
         10.5     Governing Law.......................................................................41
         10.6     Jurisdiction........................................................................41
         10.7     Remedies............................................................................42
         10.8     Severability........................................................................42
         10.9     Further Assurances..................................................................42
         10.10    Assignment..........................................................................42
         10.11    No Third Party Beneficiaries........................................................42
         10.12    Entire Agreement....................................................................42
         10.13    Headings............................................................................42
         10.14    Appointment of Representative.......................................................42
         10.15    Counterparts........................................................................44

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                         DISCLOSURE STATEMENT SCHEDULES
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Schedule 2.1               Company Shareholders
Schedule 2.3               Payment of Merger Consideration

Schedule 3.2(a)            Rights, Agreements, Interests in connection with Company Stock
Schedule 3.2(b)            Company Investments
Schedule 3.4(b)            Consents and Approvals
Schedule 3.5(a)            Financial Statements of the Company
Schedule 3.8(a)            Litigation and Claims
Schedule 3.9(a)            Employee Benefit Plans
Schedule 3.10(a)           Liens
Schedule 3.10(b)           Leases
Schedule 3.10(c)           Real Estate Related Contracts
Schedule 3.11(b)           Intellectual Property
Schedule 3.11(c)           Agreements - Intellectual Property
Schedule 3.13              Material Contracts
Schedule 3.14              Taxes
Schedule 3.19              Real Estate Sale Documents
Schedule 3.20              Service and Product Liability Claims
Schedule 3.21              Warranties
Schedule 3.22              Insurance
Schedule 3.24              Customers; Suppliers and Distributors
Schedule 3.26              Bank Accounts
Schedule 3.27              Directors, Officers, Certain Employees
Schedule 4.4               Litigation
Schedule 4.5               Capital Structure
Schedule 6.1(q)            Key Employees
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                                    EXHIBITS
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Exhibit 2.5                Form of Escrow Agreement
Exhibit 2.6                Form of Affiliate Agreement
Exhibit 6.1(l)(1)          Certificate of Non-Foreign Status
Exhibit 6.1(l)(2)          Certificate of Non-U.S. Real Property Holding Company Status
Exhibit 7.1(e)             Form of Registration Rights Agreement
Exhibit 7.1(k)             Form of Principal Shareholder Employment Agreement

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                                      -v-

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                          AGREEMENT AND PLAN OF MERGER

                              DATED MARCH 30, 2000
                              --------------------

         The parties to this Agreement and Plan of Merger (this "Agreement") are Selfware Acquisition Corporation, a Virginia corporation ("Acquisition Sub") and a wholly-owned subsidiary of Xybernaut Corporation, a Delaware corporation ("Xybernaut"), on the one hand, and Selfware, Inc., a Virginia corporation (the "Company"), and Jacques Rebibo, Vernon Miskowich and Edward Maddox, each an individual, as shareholders of the Company (the "Principal Shareholders"), on the other hand.

                                    RECITALS
                                    --------

         This Agreement contemplates a transaction in which Acquisition Sub will merge with and into the Company with the result that the Company will continue as the surviving corporation and the separate existence of Acquisition Sub shall cease. As a result of the Merger, at the Effective Time (as hereinafter defined), the outstanding shares of the capital stock of the Company shall be converted into the right to receive the shares of Xybernaut common stock, par value $.01 per share, described below.

         The Board of Directors of Acquisition Sub and the Board of Directors of the Company have each determined that the Merger is in the best interests of their respective shareholders, and have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby. In accordance with the foregoing, Acquisition Sub desires to merge with and into the Company and the Company desires to merge with Acquisition Sub upon and subject to the terms and conditions set forth below.

         For federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

         For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles.

         It is therefore agreed as follows:

                                   AGREEMENTS

1.       THE MERGER.

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), in accordance with the terms and conditions of this Agreement and in accordance with the Virginia Stock Corporation Act (the "VSCA"), Xybernaut and the Principal Shareholders shall cause Acquisition Sub to be merged with and into the Company (the "Merger").

         1.2 Effect of the Merger. The Merger shall have the effects set forth in the VSCA. At the Effective Time the separate existence of Acquisition Sub shall cease, all the assets, properties, rights, privileges, powers and franchises of Acquisition Sub shall vest in the Company and all debts, liabilities and duties of Acquisition Sub shall become the debts, liabilities and duties of the Company.

         1.3 Consummation of the Merger. The Merger shall become effective upon the filing with the Secretary of State of the Commonwealth of Virginia of properly executed articles of merger (the "Articles of Merger") on the Closing Date (as hereinafter defined). The Merger shall be effective when the Articles of Merger have been filed. The date and time when the Merger is effective is referred to as the "Effective Time."

         1.4 Charter; Bylaws; Directors and Officers. The articles of incorporation of the Company from and after the Effective Time shall be the articles of incorporation of the Company immediately prior to the Effective Time unless amended pursuant to the Articles of Merger and thereafter amended in accordance with the provisions thereof and as provided by the VSCA. The bylaws of the Company from and after the Effective Time shall be the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time. The initial directors and officers of the Company on and after the Effective Time shall be the directors and officers, respectively, of Acquisition Sub immediately prior to the Effective Time, in each case until their respective successors are duly elected and qualified.

         1.5 The Closing. Subject to Section 2.3, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at such location as shall be mutually acceptable to the parties at 10:00 a.m., local time, within three (3) business days of the satisfaction of all closing conditions contained herein, but in no event later than April 30, 2000. The date on which the Closing occurs is referred to as the "Closing Date."

         1.6 Further Assurances. On and after the Effective Time, each of the parties to this Agreement shall from time to time, at the request of any of the other parties, promptly execute such instruments and take such other actions as the requesting party may reasonably request to vest, perform or confirm, of record or otherwise, in the Company, its respective rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Acquisition Sub, or otherwise to evidence or implement the transactions contemplated by this Agreement.

2.       CONVERSION OF SHARES.

         2.1 Conversion of Shares. By virtue of the Merger and without any action on the part of the respective shareholders of the Company and Acquisition Sub, at the Effective Time, all of the outstanding shares (the "Company Shares") of common stock of the Company, par value $.005 per share (the "Company Common Stock"), of which 3,074,432 Company Shares are issued and outstanding on the date hereof and an additional 170,875 Company Shares issuable pursuant to the exercise of outstanding options will be issued and outstanding at the Effective Time, the ownership of which Company Shares and options is set forth opposite the names of the persons set forth on Schedule 2.1 (the "Company Shareholders") of the disclosure statement, of even date herewith, delivered to Xybernaut by the Company (the "Disclosure Statement"), shall be converted into the right to receive shares (the "Xybernaut Shares") of Xybernaut common

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stock, par value $.01 per share ("Xybernaut Common Stock"), and cash in lieu of fractional shares of Xybernaut Common Stock, as follows:

            (a) The number of Xybernaut Shares to be issued to the Company's shareholders pursuant to the Merger shall be based upon (i) an exchange ratio that values each Xybernaut Share at $14.139, which exchange ratio shall be adjusted as set forth below if the Average Market Price (as defined below) of Xybernaut Common Stock is greater than $18.3807 or less than $9.8973, and (ii) a Company value equal to $6,265,628, or $1.93 per Company Share, representing one hundred twenty-five percent (125%) of the Company's Net Sales (as defined below) for its fiscal year ended December 31, 1999, as set forth in the financial statements of the Company audited by Robinson, Farmer, Cox Associates for the year then ended, annexed to Schedule 3.5(a) of the Disclosure Statement.

            (b) At the Effective Time, each outstanding Company Share shall cease to be outstanding and, subject to Section 2.2 hereof, shall be converted into the right to receive the number of Xybernaut Shares equal to the Exchange Ratio, together with cash in lieu of fractional shares of Xybernaut Common Stock, as described below (the "Merger Consideration"). The Exchange Ratio (based on 3,245,307 Company Shares, which shall be adjusted for any change in the number of Company Shares issued and outstanding at the Effective Time) shall be determined as follows:

                  (i) If the Average Market Price of the Xybernaut Common Stock is equal to a price that is not more than $18.3807 or less than $9.8973, the Exchange Ratio shall be equal to 0.1365.

                  (ii) If the Average Market Price of the Xybernaut Common Stock is more than $18.3807, the Exchange Ratio shall be equal to (x) 0. 1365, multiplied by (y) $18.3807, divided by (z) the Average Market Price.

                  (iii) If the Average Market Price of the Xybernaut Common Stock is less than $9.8973, the Exchange Ratio shall be equal to (x) 0.1365, multiplied by (y) $9.8973, divided by (z) the Average Market Price.

            (c) "Average Market Price" shall mean the average of the closing bid and asked prices for Xybernaut Common Stock on the NASDAQ Small Cap Market for the trading days within the period of thirty (30) calendar days immediately preceding the Closing Date.

            (d) "Net Sales" shall mean revenues as reported in the Company's Financial Statements (as defined in Section 3.5(a)) for the year ended December 31, 1999 in the amount of $5,012,502.

            (e) From and after the Effective Time, holders of a certificate or certificates that immediately before the Effective Time represented shares of Company Common Stock (the "Certificates") shall have no rights in respect thereof other than as expressly provided herein or by law. Until surrendered in accordance with the provisions of Section 2.3(b), holders of unsurrendered Certificates shall have no right to vote or consent with respect to shares of Xybernaut Common Stock exchangeable therefor.


                                       3

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         2.2 Stock Options, Warrants, Treasury Shares, Etc. At the Effective
Time, each outstanding stock option, warrant or other right to purchase any capital stock of the Company, whether or not then exercisable or vested, shall be canceled, and no capital stock of Xybernaut, cash or other consideration shall be paid or delivered in exchange therefor. Any shares of the Company Common Stock held in the treasury of the Company shall be canceled and retired and no cash, securities or other consideration shall be paid in respect of such shares.

         2.3 Surrender and Exchange of Shares; Payment of Merger Consideration.


            (a) Exchange Agent. Prior to the Effective Time, Xybernaut or Acquisition Sub shall designate an exchange agent in the Merger, or designate itself to act in such capacity (the "Exchange Agent"), to distribute the Merger Consideration after the Effective Time. Xybernaut or Acquisition Sub shall deposit or cause to be deposited with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.3, certificates of Xybernaut Common Stock ("Xybernaut Certificates") representing the number of whole shares of Xybernaut Common Stock issuable pursuant to this Section 2 in exchange for outstanding shares of Company Common Stock. Such shares of Xybernaut Common Stock, together with any cash payable in lieu of any fractional shares of Xybernaut Common Stock, are referred to as the "Exchange Fund."

            (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall be instructed to mail to each record holder of a Certificate or Certificates a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Subject to the provisions of Section 2.3 hereof with respect to the issuance of Xybernaut Shares in two tranches, upon surrender to the Exchange Agent of Certificates, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holders of such Certificates shall be entitled to receive in exchange therefor (1) Xybernaut Certificates representing that number of whole shares of Xybernaut Common Stock which such holders have the right to receive pursuant to the provisions of this
Section 2, and (2) cash in lieu of any fractional share in accordance with
Section 2.3(d), and such Certificates shall forthwith be cancelled. No interest shall be paid or accrued on the Merger Consideration. All distributions to holders of Certificates shall be subject to any applicable federal, state, local and foreign tax withholding, and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates in respect of which such deduction and withholding was made.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Xybernaut Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Xybernaut Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d), and all such dividends, other distributions and cash in lieu of fractional shares of Xybernaut Common Stock shall be paid by Xybernaut to the Exchange Agent and shall be included in the Exchange Fund, in each case until

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the surrender of such Certificate in accordance with this Section 2.3. Following surrender of any such Certificate, the foregoing amounts shall be paid to the holder thereof.

            (d) No Fractional Shares.

                  (1) No certificates or scrip or shares of Xybernaut Common Stock representing fractional shares of Xybernaut Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Xybernaut shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to have any rights as a stockholder of Xybernaut or a holder of shares of Xybernaut Common Stock.

                  (2) Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Xybernaut Common Stock (after taking into account all Certificates delivered by such holder pursuant to this Section 2.3) shall receive, in lieu thereof, cash, without interest, in an amount equal to the product of (i) such fractional part of a share of Xybernaut Common Stock multiplied by (ii) the value of such fractional part of a share of Xybernaut Common Stock determined in accordance with Section 2.1 hereof.

                  (3) As promptly as practicable after the Second Tranche Closing Date (as defined in Section 2.3(e)(ii) hereof), the Exchange Agent shall forward payments to such holders of fractional interests of Xybernaut Common Stock subject to and in accordance with the terms hereof.

            (e) Issuance of Xybernaut Shares in Two Tranches. Notwithstanding anything in this Agreement to the contrary, the Xybernaut Shares shall be issued to the Company Shareholders, and payment for fractional share interests in Xybernaut Common Stock shall be made to Company Shareholders, as follows:

                     (i) 60% of the Xybernaut Shares which each Company Shareholder is entitled to receive in the Merger (the "First Tranche"), rounded to the nearest whole share, shall be issued at the Effective Time.

                     (ii) The remaining 40% of the Xybernaut Shares which each Company Shareholder is entitled to receive in the Merger (the "Second Tranche") shall be issued on a deferred basis, with the date of issuance of such Xybernaut Shares (the "Second Tranche Closing Date") to be the ninetieth (90th) day after the Effective Time.

                     (iii) Subject to the escrow provisions set forth in Section 2.5, (1) upon the surrender for cancellation of the certificates representing the Company Shares pursuant to this Section 2.3, the Exchange Agent shall deliver to the Company Shareholders the certificates representing the First Tranche of the Xybernaut Shares, rounded to the nearest whole share, in the respective amounts and to the individuals as set forth on Schedule 2.3 of the Disclosure Statement, and (2) on or about the Second Tranche Closing Date, the Exchange Agent shall deliver to the Company Shareholders (A) the certificates representing the Second Tranche of the Xybernaut Shares in the respective amounts and to the individuals as set forth on Schedule

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2.3 of the Disclosure Statement and (B) cash in lieu of any fractional shares in accordance with Section 2.3(d)(3) hereof.

         2.4 Closing of Stock Transfer Books. On and after the date of this Agreement there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company that were issued and outstanding immediately prior to the date hereof, other than any such transfers of which Xybernaut is notified in writing not later than 24 hours prior to the Closing.

         2.5 Escrow. At the Effective Time, Xybernaut shall issue and deliver to Parker Chapin LLP, as escrow agent, or to another escrow agent mutually acceptable to the parties (the "Escrow Agent"), certificates representing an aggregate of five percent (5%) of the authorized but previously-unissued shares of Xybernaut Common Stock registered in the names of the Principal Shareholders in the respective amounts set forth on Schedule 2.5 of the Disclosure Statement (collectively, the "Escrowed Shares"). For purposes of such escrow, the Escrowed Shares shall be valued at the average of the closing bid and asked prices for Xybernaut Common Stock on the trading day immediately preceding the Closing Date. The Escrowed Shares shall be held in escrow by the Escrow Agent, together with appropriate stock powers (the "Stock Powers") with respect to the Escrowed Shares executed in blank by each of the Principal Shareholders, which Stock Powers the Principal Shareholders shall deliver to the Escrow Agent at the Closing, to be held by the Escrow Agent in accordance with an Escrow Agreement substantially in the form of Exhibit 2.5 hereto (the "Escrow Agreement") among the Representative (as defined in Section 10.14) on behalf of the Principal Shareholders, Xybernaut and the Escrow Agent. The purpose of the Escrowed Shares is to serve as a source of funds to satisfy the indemnification obligations of each Principal Shareholder to Xybernaut under this Agreement.

         2.6 Affiliates. At the Effective Time, the Company shall deliver to Xybernaut an agreement substantially in the form of Exhibit 2.6 hereto (the "Affiliate Agreement"), executed by each of the Company's "affiliates" (as (i) defined for the purposes of Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or (ii) used in and for the purposes of Accounting Series Release Nos. 130 and 135, as amended, promulgated by the SEC), relating to the disposition of the Company Shares held by him and the Xybernaut Shares issued to him pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Xybernaut and Acquisition Sub as follows:

         3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Company has delivered to Xybernaut true, correct and complete copies of the Company's articles of incorporation and bylaws, as currently in effect.

         3.2 Capitalization.

            (a) The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock. As of the date hereof, 3,074,432 shares of Company Common Stock are issued and outstanding and options to acquire an aggregate of 170,875 shares of Company Common Stock are outstanding. The Company Shares are the only shares of capital stock of the Company that are issued and outstanding, and all of the Company Shares are owned of record and beneficially by the Company Shareholders in the amounts shown on Schedule 2.1 of the Disclosure Statement, free and clear of all claims, liens, mortgages, encumbrances, pledges, and other security interests of any kind (collectively "Liens"). At the Effective Time, all of the Company Shares will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Schedule 3.2(a) of the Disclosure Statement and this Section 3.2(a), there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating or, in the future, obligating either the Company or the Principal Shareholders to issue, transfer, sell or register any shares of capital stock, options, warrants, calls or other equity interests of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or any Principal Shareholder is a party with respect to the voting of the capital stock of the Company.

            (b) Except as set forth on Schedule 3.2(b) of the Disclosure Statement the Company does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity (collectively, an "Entity").

         3.3 Authorization; Validity of Agreement. Each of the Principal Shareholders and the Company has the requisite capacity or corporate power and authority, as the case may be, to execute, deliver and perform this Agreement and each other agreement, instrument, document and certificate executed or to be executed and delivered by the Company or the Principal Shareholders, as the case may be, pursuant to this Agreement (collectively, with this Agreement, the "Company Transaction Documents") and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Company Transaction Documents has been, or at the Closing will be, duly executed, authorized and delivered by the Company and each Principal Shareholder, as applicable, and is a valid and binding obligation of each of the Company and each Principal Shareholder, enforceable against each of them in accordance with their respective terms.

         3.4 No Violations; Consents and Approvals.

            (a) The execution, delivery and performance of this Agreement and of the other Company Transaction Documents by the Company and each Principal Shareholder, as applicable, do not, and the consummation by them of the transactions contemplated hereby and thereby will not: (i) violate any provision of the articles of incorporation or bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which the Company is a party or by which any of its properties or assets may be bound or otherwise subject, except for such items referred to as Required Consents, as hereinafter defined and set forth on Schedule 3.4(b) of the Disclosure Statement, or (iii) violate any Law (as defined in Section 3.8(b)) applicable to the Principal Shareholders or the Company or any of their respective properties or assets.

            (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch (a "Governmental Entity") or any other individual or other entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any other Company Transaction Document by the Company or the Principal Shareholders or the consummation by the Company or any Principal Shareholder of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (individually, a "Consent" and collectively, "Consents") with respect to any License (as defined in Section 3.8(c)) or Law as are set forth on Schedule 3.4(b) of the Disclosure Statement (the "Required Consents").

         3.5 Financial Statements.

            (a) Attached to Schedule 3.5(a) of the Disclosure Statement are the balance sheets of the Company as of December 31, 1997, 1998 and 1999, together with the related statements of income, stockholders' equity and cash flows (including the related notes) for the three fiscal years then ended (all of the foregoing referred to as the "Financial Statements").

            (b) The Financial Statements have been reviewed by Robinson, Farmer, Cox Associates and the reports of that firm are attached as part of Schedule 3.5(a) of the Disclosure Statement. That firm is and has been the Company's only independent accountants for the periods covered by the Financial Statements. The Financial Statements have been derived from, and agree with, the books and records of the Company and fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods set forth therein. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied ("GAAP"), as of the dates and for the periods involved.

         3.6 No Material Adverse Change. Since December 31, 1999, (i) no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects (a "Material Adverse Effect") of the Company; and (ii) the Company has not taken, nor have the Principal Shareholders permitted to be taken, any action that if taken or permitted to be taken after the date hereof would constitute a violation or breach of or would otherwise be inconsistent with any of the provisions set forth in Section 5.1.

         3.7 No Undisclosed Liabilities.

            (a) The Company does not have, and as of the Effective Time will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that were incurred since December 31, 1999 in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company's business, operations, condition or prospects.

            (b) The accounts payable of the Company set forth in the Company's December 31, 1999 balance sheet contained in the Financial Statements or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business.

         3.8 Litigation; Compliance with Law; Licenses and Permits.

            (a) Except as set forth on Schedule 3.8(a) of the Disclosure Statement of the Disclosure Statement, there is no claim, suit, action, investigation or proceeding (collectively, a "Proceeding") pending, nor is there any Proceeding threatened, that involves or affects the Company, by or before any Governmental Entity, court, arbitration panel or any other Person.

            (b) The Company has, and on the Closing Date will have, complied with all applicable criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, writs, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including, without limitation, laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances (as defined in Section 3.16(k)), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1997, neither the Company nor any Principal Shareholder has received notice of any violation of any Law by the Company.

            (c) The Company has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License"), and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted. All such Licenses and Consents are in full force and effect and neither the Company nor any Principal Shareholder has received notice of any pending cancellation or suspension of any thereof nor is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

         3.9 Employee Benefit Plans; ERISA.

            (a) Schedule 3.9(a) of the Disclosure Statement lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and all other material employee benefits (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company (the "Plans"). The Principal Shareholders have caused the Company to deliver to Xybernaut true, correct and complete copies of each of the Plans, including all amendments to date.

            (b) Each of the Plans that is subject to ERISA complies with ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a timely determination letter from the Internal Revenue Service that it is so qualified and neither the Principal Shareholders nor the Company know of any facts or circumstances that would materially adversely affect such qualification. None of the Plans is subject to Title IV of ERISA. No "reportable event," as such term is defined in
Section 4043(b) of ERISA, has occurred with respect to any Plan. There are no pending or, to the knowledge of any Principal Shareholder or the Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

            (c) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

            (d) With respect to each Plan, neither the Company, the Principal Shareholders nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company, Acquisition Sub or Xybernaut to any taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or Section 409 or 502(i) of ERISA.

            (e) The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of ERISA.

            (f) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Section 412(a) of the Code), whether or not waived.

            (g) Neither the Company nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

         3.10 Title to Assets.

            (a) Except for the Liens listed on Schedule 3.10(a) of the Disclosure Statement, the Company has good and marketable title to all of its assets, free and clear of any and all Liens. All of the Company's assets consisting of fixtures, machinery, equipment and other tangible personal property are in good operational condition and repair, normal wear and tear excepted, and are adequate for use in the conduct of the Company's business as previously conducted and as presently proposed to be conducted.

            (b) Schedule 3.10(b) of the Disclosure Statement sets forth a true, correct and complete list, as of February 28, 2000, of all real property, interests in real property and tangible personal property (including, but not limited to, machinery, equipment, office equipment, vehicles, inventory and supplies) owned or leased by the Company, indicating whether such property is owned or leased and the location of such property. There have been no changes to such listing since February 28, 2000, except for sales or purchases of inventory in the ordinary course of business.

            (c) The leases included in the Company's assets, real and personal, are valid and in full force and effect; no default or event of default, or event which, with the giving of notice or passage of time or both would constitute a default or event of default, under any of such leases has occurred and is continuing; and none of such leases is terminable as a result of the transactions contemplated by this Agreement. The Company has previously furnished to Xybernaut true, correct and complete copies of all such leases as of the date hereof.

            (d) The assets, properties and rights owned, leased or licensed by the Company and used in connection with the Company's business and that will be owned, leased or licensed by the Company as of the Effective Time, and all the agreements to which any Principal Shareholder or the Company is a party relating to the Company's business, constitute all of the properties, assets and agreements necessary to the Company in connection with the operation and conduct by the Company of its business as presently and as proposed to be conducted. At the Effective Time, the Company will have good title to all of such assets, properties and rights, free and clear of all Liens except for the Liens set forth in Schedule 3.10(a) of the Disclosure Statement.

         3.11 Intellectual Property; Computer Software.


            (a) For purposes of this Section 3.11, "Intellectual Property" shall mean trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, uniform resource locators ("URLs") and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software (defined below), "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; all web site content; in each case used in or necessary for the conduct of the Company's business as currently conducted. "Software" means any and all

(a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case used in or necessary for the conduct of the Company's business as currently conducted.

            (b) Schedule 3.11(b) of the Disclosure Statement sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign (a) patents and patent applications, (b) trademark registrations, trademark applications, and material unregistered trademarks, (c) copyright registrations and mask work, copyright and mask work applications, and material unregistered copyrights and (d) Internet domain name registrations.
Schedule 3.11(b) of the Disclosure Statement lists all Software (other than readily available commercial software programs having an acquisition price of less than $5,000) which are owned, licensed or leased by the Company, and identifies which Software is owned, licensed, or leased, as the case may be.

            (c) Schedule 3.11(c) of the Disclosure Statement sets forth a complete and accurate list of all agreements to which the Company is a party or otherwise bound (i) granting or obtaining any right to use or practice any rights under any Intellectual Property or (ii) restricting the rights of the Company to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. The Company has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Company to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

            (d) Except as set forth on Schedule 3.11(d) of the Disclosure
Statement:

                     (i) the Company owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property;

                     (ii) the Intellectual Property owned by the Company is subsisting, in full force and effect, and has not been canceled, expired, or abandoned;

                     (iii) there is no pending or threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (x) involving the Intellectual Property owned by the Company or (y) alleging that the activities or the conduct of the Company's business infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property owned by the Company; and

                     (iv) the Company has taken reasonable measures to protect the confidentiality of its Trade Secrets, and to the best of the Company's knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement, and to the best of the Company's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

            (e) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's rights to own or use any of the Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Intellectual Property.

         3.12 [RESERVED]

         3.13 Material Contracts.


            (a) Schedule 3.13 of the Disclosure Statement sets forth each Contract applicable to the Company:


                     (i) with any Affiliate (as defined in Section 3.15);

                     (ii) relating to the sale, distribution or marketing of any of the products or services of the Company and involving in excess of $10,000;

                     (iii) not entered into in the ordinary course of business;

                     (iv) providing for any joint venture or similar arrangement;

                     (v) under which the Company agrees to indemnify any party against any liability (including but not limited to any liability for Taxes);

                     (vi) that cannot be canceled without liability, premium or penalty on fewer than 30 days notice and involving in excess of $10,000;

                     (vii) that by its terms will require the payment by the Company of more than $10,000;

                     (viii) restricting the Company from competing in any line of business or with any Person or in any geographical area or similar covenants with any other Person;

                     (ix) with respect to employment terms with employees, consultants or independent contractors; or

                     (x) relating to the borrowing of money in excess of $10,000.

The Contracts described in the preceding clauses (i) through (x) are referred to collectively as the "Material Contracts".

            (b) There has not been claimed, with respect to any Material Contract, any existing default, or event of default, or event that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or on the part of the other party or parties thereto. The Material Contracts are in full force and effect, constitute the legal, valid and binding obligations of the Company and, to the best of the Principal Shareholders' knowledge, the other parties thereto. No other party to a Material Contract has asserted the right, and the Principal Shareholders know of no basis for the assertion of any right, to renegotiate the terms or conditions of any Material Contract. No consent, approval, authorization or waiver from, or notice to, any other party is required to maintain all of the Material Contracts in full force and effect after the Closing, other than such consents and waivers as have been obtained and copies of which have been delivered to Xybernaut and which are listed in Schedule 3.13 of the Disclosure Statement.

            (c) Except as set forth on Schedule 3.13 of the Disclosure Statement, all revenue recognized and to be recognized by the Company under any Material Contracts relating to the provision of products or services over time or in stages, with respect to which the Company remains obligated on the date hereof to perform services and/or deliver products, has been accounted for based on progress billings, percentage of completion or a similar accounting method.

         3.14 Taxes

            (a) Except as set forth in Schedule 3.14 of the Disclosure
Statement:

                  (1) the Company has (A) duly and timely filed or caused to be filed with the proper Tax Authority each Tax Return that is required to be filed by or on behalf of the Company or that includes or relates to the Company, its income, sales, assets or business, which Tax Return is true, correct and complete, (B) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) has properly accrued on the books and records of the Company in accordance with generally accepted accounting principles a provision for the payment of all Taxes due or claimed to be due or for which the Company otherwise is or may be liable;

                  (2) the Company has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

                  (3) the Company has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code Sections 1441, 1442, 1445 and 3402;

                  (4) there is no lien for Taxes upon any asset or property of the Company (except for any statutory lien for any Tax not yet due);

                  (5) the Company does not have, and is not expected to have, any liability in respect of any Tax as a transferee or successor of any Person (including, but not limited to, any liability arising under Treas. Reg. ss.1.1502-6), and the Company is not, and never has been, a party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

                  (6) no Tax Proceeding is pending, proposed, or threatened with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of the Company;

                  (7) the statute of limitations for any Tax Proceeding or the assessment or collection of any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business has never been extended or waived;

                  (8) there is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

                  (9) the Company has never entered into any agreement with any Tax Authority (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable law or any agreement relating to transfer or intercompany pricing) or requested or received a private letter or other ruling from any Tax Authority relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

                  (10) the Company is not a party to any contract, agreement or other arrangement that could result, alone or in conjunction with any other contract, agreement or other arrangement, in the payment of any amount that would not be deductible by reason of Code Sections 162, 279, 280G or 404 or any similar provision of applicable law;

                  (11) the Company is not a "consenting corporation" within the meaning of Code Section 341(f) or any similar provision of applicable law and has not agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) owned by the Company;

                  (12) the Company does not have any "tax-exempt use property" within the meaning of Code Section 168(g) or Code Section 168(h) or any similar provision of applicable law with respect to the Company, its income, sales, assets or business;

                  (13) none of the assets of the Company is required to be treated as being owned by any other person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code Section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

                  (14) the Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(1)(A)(ii);

                  (15) no election under Code Section 338 or any similar provision of applicable law has been made or required to be made by or with respect to the Company (or a subsidiary, if any, the Company);

                  (16) the Company (i) has not adjusted or changed or received any request, demand, or proposal from a Tax Authority to adjust or change any accounting method,

(ii) is not required to include in income any adjustment pursuant to Code
Section 481(a) (or any similar provision of applicable law) by reason of a change in accounting method, and (iii) has neither deferred any income to a period after the Closing Date that has economically accrued or is otherwise attributable to a period prior to the Closing Date nor accelerated any deductions into a period ending on or before the Closing Date that will or may economically accrue after the Closing Date;

                  (17) there is no power of attorney in effect relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

                  (18) the Company is, and for the Tax periods since its incorporation has been, an "C" corporation for federal income tax purposes and the equivalent thereof for all other federal, state, local and other tax purposes;

                  (19) no jurisdiction where the Company does not file a Tax Return has made or threatened to make a claim that the Company is required to file a Tax Return for such jurisdiction;

                  (20) Schedule 3.14 of the Disclosure Statement sets forth a list of all elections currently in effect (or made within the five most recent Tax periods ending on or prior to the Closing Date) with respect to any Tax or Tax Return; and

                  (21) Schedule 3.14 of the Disclosure Statement sets forth a list of all jurisdictions in which any Tax Returns have been filed by or on behalf of the Company, or with respect to the Company's income, sales, assets or business since the close of third full preceding calendar year and a description of each such Tax Return and the period for which it was filed. The Company has provided to Xybernaut (i) a true, correct and complete copy of each Tax Return filed prior to the Closing, and (ii) all audit reports, closing agreements, rulings, or technical advice memoranda relating to any tax for which the Company is or may be liable with respect to the Company's income, sales, assets or business.

            (b) For purposes of this Agreement,

                  (1) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (2) "Tax" shall mean any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature including, without limitation, any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other tax, duty, fee, assessment or charge of any kind whatsoever, imposed by any Tax Authority, including any liability therefor as a transferee (including without limitation under Code Section 6901 or any similar provision of applicable law), as a result of Treas. Reg. ss.1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

                  (3) "Tax Authority" shall mean any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

                  (4) "Tax Proceeding" shall mean any audit, examination, review, reassessment, litigation or other administrative or judicial proceeding relating to any Tax for which the Company is (or is asserted to be) or may be liable, the collection, payment or withholding of any Tax, or any Tax Return filed by or on behalf of the Company.

                  (5) "Tax Return" shall mean any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority.

                  (6) "Treas. Reg." shall mean any temporary, proposed or final regulation promulgated under the Code.

         3.15 Affiliated Party Transactions. Except for obligations arising under this Agreement and the F&M Guarantees (as defined in Section 5.16), as of the Closing Date no Affiliates of the Company will have, directly or indirectly, any obligation to or cause of action or claim against the Company. With respect to any Person, an "Affiliate" of that Person shall mean an entity controlling, controlled by or under common control with that Person. No material assets owned by any Company Shareholder are used by the Company in the operation of its business. At the Effective Time, no Company Shareholder shall have any outstanding indebtedness or other monetary obligation to the Company, and the Company shall have no outstanding indebtedness or other monetary obligation to or cause of action or claim against any Company Shareholder.

         3.16 Environmental Matters.


            (a) The Company is in compliance with, and its business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

            (b) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., is on or ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 601 et seq., or on any similar state list of sites requiring investigation or cleanup;

            (c) the Company has not received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Company is not in material compliance with any Environmental Law;

            (d) there has been no Release (as defined below) of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Company;

            (e) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

            (f) the Company has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

            (g) there are no past or pending or threatened, Environmental Claims against the Company, and neither the Company nor any Principal Shareholders is aware of any facts or circumstances that could be expected to form the basis for any Environmental Claim against the Company;

            (h) neither the Company, any entity previously owned by the Company, nor any predecessor of the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Company;

            (i) there are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site; and

            (j) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to Xybernaut prior to execution of this Agreement.

            (k) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential: (A) violation of or liability under any Environmental Law, (B) violation of any Environmental Permit, or (C) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous

Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any Licenses or Consents required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Company, any predecessors of the Company or any entities previously owned by the Principal Shareholders or the Company, including all soil, subsoil, surface waters and groundwater thereat.

         3.17 No Brokers. Neither the Company nor any Principal Shareholder has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

         3.18 Receivables. All accounts receivable of the Company have arisen, and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of such Company's business consistent with past practice. Each of the accounts receivable of the Company either has been or will be collected in full within a variance of 1%, without any set-off, in the ordinary course of business.

         3.19 Sale of Real Estate. All of the Company's right, title and interest in and to the real estate consisting of the buildings located at 6734 and 6736 Curran Street, McLean, Virginia (the "Real Estate") was transferred to Curran Street LLC effective as of May 12, 1999 (the "Real Estate Transfer"). Annexed to Schedule 3.19 of the Disclosure Statement are true, correct and complete copies of the sale documentation evidencing the Real Estate Transfer, including, among other things, the parties' respective indemnification rights and obligations with respect thereto.

         3.20 Product/Service Claims. No service or product liability claim is pending or threatened against the Company or against any other party with respect to the services or products of the Company's business. Schedule 3.20 of the Disclosure Statement lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Company

(or in respect of which the Company has received notice) with respect to the services or products of the Company's business or the Company during the last five years. Claims not listed on Schedule 3.20 of the Disclosure Statement do not aggregate more than $20,000.

         3.21 Warranties. Schedule 3.21 of the Disclosure Statement sets forth a summary of the practices and policies followed by the Business with respect to warranties and returns of any products sold by it or with respect to any services provided by it, whether such practices are oral or in writing or are deemed to be legally enforceable. There is not presently, nor has there been since January 1, 1998, any failure or defect in any product or service sold or provided by the Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or service in excess of $10,000 in the aggregate for all such transactions with respect to products or services sold or otherwise provided by it since January 1, 1998.

         3.22 Insurance. Schedule 3.22 of the Disclosure Statement contains a complete and correct list of all policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are with insurance companies that are financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all material requirements of law and of all applicable material agreements; and (iii) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to Xybernaut. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since January 1, 1997, the Company has not been denied any insurance coverage which it has requested.

         3.23 Delivery of Documents; Corporate Records. The Principal Shareholders have heretofore caused the Company to deliver to Xybernaut true, correct and complete copies of all documents, instruments, agreements and records referred to in this Article 3 or in the Schedules to this Agreement and copies of the minute and stock record books of the Company. The minute and stock record books of the Company contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and all committees thereof) and the shareholders of the Company since the date of its incorporation.

         3.24 Customers, Suppliers and Distributors. Schedule 3.24 of the Disclosure Statement sets forth (i) the sales of the Company for the fiscal year ended December 31, 1999, (ii) the five customers with the highest dollar volume of purchases from the Company during each of those periods indicating the approximate total sales to each of those customers; and (iii) the five largest suppliers and the five largest distributors of the Company during each of those periods. There has not been any adverse change in the business relationship of the Company with any such customer, supplier or distributor, and neither the Principal Shareholders nor the Company are aware of any threatened loss of any such customer, supplier or distributor.

         3.25 Labor Matters. There are no labor strikes, slow-downs or stoppages or other labor troubles pending or threatened with respect to the employees of the Company; no representation questions exist; there is no collective bargaining agreement binding on the Company and there is no agreement which restricts the Company from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Company's business, or the financial condition or prospects of the Company, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Company has not experienced any work stoppage during the last five (5) years.

         3.26 Bank Accounts. Schedule 3.26 of the Disclosure Statement sets forth the names and locations of all banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

         3.27 Directors, Officers and Certain Employees. Schedule 3.27 of the Disclosure Statement sets forth a complete and correct list of the names, current annual salary, bonus compensation and title, for each director and officer and each other employee of the Company who is a party to an employment agreement with the Company or who received annual compensation during the Company's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $125,000. Neither the Company nor any Principal Shareholder is aware of any employee in the Company's senior management who intends to terminate his or her employment relationship with the Company, either as a result of the transactions contemplated hereby or otherwise. The persons identified as key employees on
Schedule 3.27 of the Disclosure Statement are the Company's only key employees.

         3.28 Compliance with Securities Laws. No outstanding shares of capital stock of the Company have been offered for sale, issued or sold by the Company in violation of federal and applicable state securities laws.

         3.29 No Misstatements or Omissions. No representation or warranty by any Principal Shareholder or the Company contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to Acquisition Sub or Xybernaut or hereafter furnished to Acquisition Sub or Xybernaut pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.30 Investment Undertaking. The Principal Shareholders confirm that the Xybernaut Shares to be issued to them pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). The Principal Shareholders are acquiring such shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. The Principal Shareholders understand that, until registered as described below, such shares issued hereunder may not be disposed of for a period of at least one year (and possibly two years) pursuant to Rule 144. The Principal Shareholders understand that each must bear the economic risk of the investment indefinitely because, other than pursuant to the Registration Rights Agreement (as defined in Section 7.1(e)), such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available. Each Principal Shareholder is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of this investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable him to evaluate the merits and risks of this investment in the securities being acquired hereunder.

         3.31 Accounting Matters. To the knowledge of the Principal Shareholders and the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action, and no fact or circumstance is known to the Principal Shareholders and the Company, that would prevent Xybernaut from accounting for the Merger as a "pooling of interests".

         3.32 Proxy Statement. The Proxy Statement (as defined in Section 5.15) shall not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB AND XYBERNAUT. Acquisition Sub and Xybernaut, jointly and severally, represent and warrant to the Company, for whose benefit the representations and warranties shall survive only until the Effective Time, and to the Principal Shareholders as follows:

         4.1 Organization of Acquisition Sub and Xybernaut. Xybernaut is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a Material Adverse Effect on Xybernaut. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a Material Adverse Effect on Acquisition Sub. Each of Acquisition Sub and Xybernaut is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on Xybernaut and Acquisition Sub, taken as a whole.

         4.2 Authorization; Validity of Agreement. Each of Acquisition Sub and Xybernaut has the requisite corporate power and authority to execute, deliver and perform this Agreement and each other agreement, instrument, document and certificate executed or to be executed pursuant to this Agreement (collectively, with this Agreement, the "Xybernaut Transaction Documents") and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Xybernaut Transaction Documents has been, or at the Closing will be, duly executed, authorized and delivered by each of Acquisition Sub and Xybernaut, as applicable, and is, or at the Closing will be, a valid and binding obligation of each of Acquisition Sub and Xybernaut, enforceable against each of them in accordance with their respective terms.

         4.3 No Violations; Consents and Approvals.

            (a) The execution, delivery and performance of this Agreement and the other Xybernaut Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate or articles of incorporation, as applicable, or bylaws of Acquisition Sub or Xybernaut, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Contract to which Acquisition Sub or Xybernaut is a party or by which Acquisition Sub or Xybernaut or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Acquisition Sub or Xybernaut or any of their respective properties or assets.

            (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of the Xybernaut Transaction Documents by Acquisition Sub or by Xybernaut or the consummation by Acquisition Sub or by Xybernaut of the transactions contemplated hereby and thereby, except for those required under or in relation to (i) state securities or "blue sky" laws; (ii) the Securities Act of 1933, as amended, (iii) the Securities Exchange Act of 1934, as amended, (iv) the VSCA with respect to the filing of the Articles of Merger; (v) Xybernaut's listing requirements with the NASDAQ Small Cap Market, and (vi) such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Acquisition Sub and Xybernaut, taken as a whole.

         4.4 Litigation. Except as set forth on Schedule 4.4 or as disclosed in reports filed by Xybernaut with the SEC prior to the date of this Agreement ("SEC Reports"), there is no Proceeding pending nor, to the knowledge of Acquisition Sub or Xybernaut, is there any investigation or Proceeding threatened in writing, that involves or affects Acquisition Sub or Xybernaut, by or before any Governmental Entity or any other Person that if adversely determined would be reasonably likely to have a Material Adverse Effect on Acquisition Sub and Xybernaut, taken as a whole.

         4.5 Capital Structure. Except as otherwise set forth on Schedule 4.5, the authorized and outstanding capital stock of Xybernaut is as set forth in Xybernaut's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "Form 10-KSB").

         4.6 Valid Issuance of Shares, Etc. Each of the Xybernaut Shares to be issued in the Merger will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable and owned of record by each respective Company Shareholder free and clear of all Liens other than Liens that may result from acts of the Company Shareholders.

         4.7 Financial Statements.

            (a) The consolidated balance sheets of Xybernaut as of December 31, 1999 and 1998, together with the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes) for the twelve-month periods then ended (all of the foregoing, the "Xybernaut Financial Statements"), are set forth in the Form 10-KSB.

            (b) The Xybernaut Financial Statements have been derived from, and agree with, the books and records of Xybernaut and fairly present the financial position of Xybernaut as of the respective dates thereof and the results of operations Xybernaut for the respective periods set forth therein. The Xybernaut Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, except as described in the footnotes thereto.

5.       OTHER AGREEMENTS OF THE PARTIES.

         5.1 Conduct of Business. During the period from the date hereof (or earlier, as set forth below) through the Closing Date, the Company shall, and the Principal Shareholders shall cause the Company to, conduct its business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect on the Company. Without limiting the generality of and in addition to the foregoing, prior to the Closing Date, neither the Principal Shareholders nor the Company shall, except as Xybernaut may otherwise consent to in writing, permit the Company to:

            (a) amend its articles of organization or bylaws;

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities, other than pursuant to options duly authorized and granted prior to the date hereof of which Xybernaut is promptly notified in writing;

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any shareholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to any Person (other than institutional bank lenders) to which the Company has any liability, other than trade accounts payable incurred in the ordinary course of business, subject to the other provisions of this Article 5, or make any payments to any officer, director or employee of the Company, except compensation at the applicable annual rates currently in effect in the ordinary course of business and consistent with past practice;

            (d) (i) incur or assume any indebtedness other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices);

            (e) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

            (f) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction;

            (g) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

            (h) modify any policy or procedure with respect to credit to customers or collection of receivables;

            (i) pay, discharge or satisfy before it is due any claim or liability of the Company or fail to pay any such item in a timely manner, in each case given the Company's prior practices;

            (j) cancel any debts or waive any claims or rights of substantial value;

            (k) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

            (l) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Company;

            (m) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $25,000;

            (n) except in the ordinary course of business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, License or Consent.

            (o) except in the ordinary course of business consistent with past practice, exercise any right or option under or extend or renew any Material Contract; or

            (p) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

         5.2 Access and Information.

            (a) From the date hereof until the Closing Date, each of the Company's officers, directors, employees, agents, accountants and counsel shall, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of Acquisition Sub and Xybernaut reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, Contracts and records of the Company and any records concerning the Company maintained and accumulated by its representatives, and (B) those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Company's business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of

Acquisition Sub and Xybernaut such additional financial and operating data and other information regarding the Company or the Company's business (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill as Acquisition Sub and Xybernaut may from time to time reasonably request.

            (b) From the date hereof until the Closing Date, Xybernaut shall, and shall cause each of its officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Company reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, Contracts and records of Xybernaut and any records concerning the Xybernaut maintained and accumulated by its representatives, and (B) those officers, directors, employees, agents, accountants and counsel of Xybernaut who have any knowledge relating to Xybernaut or Xybernaut's business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Company such additional financial and operating data and other information regarding Xybernaut or Xybernaut's business (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill as the Company may from time to time reasonably request.

         5.3 Tax Returns; Taxes.

            (a) The Company shall:

                  (1) close each tax period that begins before the Closing Date for each Tax as of the close of the day immediately preceding or on the Closing Date to the extent permitted by Law;

                  (2) duly and timely file, at the Company's expense, each Tax Return required to be filed by the Company on or prior to the Closing Date or that include or relate to the Company's income, assets or business that are required to be filed on or prior to the Closing Date (including valid extensions of time to file); and

                  (3) duly and timely pay in full, all Taxes for which the Company is or may be liable on each such Tax Return.

A Tax Return caused to be filed under this Section 5.3(a) shall be prepared on a basis consistent with past practice.

            (b) After the Closing Date, the Company, Xybernaut and the Principal Shareholders shall each make available to the other, upon reasonable request, all information, records or other documents relating to any Tax and shall preserve all such information, records or other documents until the date that is six (6) months after the expiration of the statute of limitations applicable to the Tax. In addition, Xybernaut, the Company and the Principal Shareholders shall cooperate with the other upon request in connection with all matters relating to the preparation of any Tax Returns and in connection with any Proceeding referred to in this provision. Any investigation, review, comment or discussion by Xybernaut related to or in connection with the payment of Taxes, the preparation of Tax Returns or drafts of Tax Returns, the filing of Tax Returns, any Tax Proceeding or any provision of this Section 5.3 shall not affect the indemnity provisions of Article 9 or limit the scope of such provisions (including but not limited to Section 9.1) in any way, or affect any other representations, warranties or obligations of the Principal Shareholders or the Company. Each Principal Shareholder shall bear his own costs and expenses in complying with the provisions of this Section 5.3(b).

            (c) The Principal Shareholders and the Company shall: (A) duly and timely file with the applicable Taxing Authority all Tax Returns required to be filed by the Principal Shareholders or the Company in connection with the transactions contemplated by this Agreement (including without limitation, all Tax Returns relating to any real property or stock transfer Tax, mortgage recording Tax, or any documentary stamp Tax), and (B) duly and timely pay in full all Taxes required to be paid in connection therewith.

         5.4 Notice of Developments. Prior to the Closing Date, the Principal Shareholders and the Company shall promptly notify Acquisition Sub and Xybernaut, and vice versa, in writing of: (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Principal Shareholders, the Company, Acquisition Sub or Xybernaut, as the case may be, in this Agreement or which could have the effect of making any representation or warranty of the Principal Shareholders, the Company, Acquisition Sub or Xybernaut, as the case may be, in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or Xybernaut, as the case may be.

         5.5 Non-Disclosure of Confidential Information.


            (a) From and after the date hereof, neither the Company nor the Principal Shareholders shall divulge, communicate, use to the detriment of Acquisition Sub or Xybernaut or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets relating to the Company, including, without limitation, financial information, personnel information, secret processes, know-how, customer lists or other technical data.

            (b) All non-public information, data and material furnished to Acquisition Sub or Xybernaut by the Principal Shareholders and the Company prior to the date of this Agreement or hereafter furnished which is expressly marked "confidential" shall be deemed confidential for purposes of this Section 5.5. Except for disclosures which may be necessary to satisfy conditions of this Agreement or which may be required by applicable Law, Acquisition Sub and Xybernaut agree not to disclose or otherwise make available, at any time, any such information, data or material to any other person whomsoever who does not have a confidential relationship with Acquisition Sub or Xybernaut, and that if, for any reason, the transactions contemplated by this Agreement are not consummated, all confidential information, data and material concerning the Company obtained by Acquisition Sub and Xybernaut and their representatives, and all copies thereof, will either be delivered to the Company or destroyed. Acquisition Sub and Xybernaut agree that, except in connection with enforcement of their rights under this Agreement, neither Acquisition Sub nor Xybernaut will use any of the information, data or material in any manner that may be adverse to the interests of the Company. The Principal

Shareholders and the Company agree that, except in connection with enforcement of their respective rights under this Agreement, neither the Principal Shareholders nor the Company will use any of such information, data or material in any manner that may be adverse to the interests of Xybernaut. The covenants of Acquisition Sub and Xybernaut in this Section 5.5(b) shall expire at the Closing.

         5.6 No Solicitation of Employees, Suppliers or Customers. No Principal Shareholder shall, from and after the Closing Date, and for a period of three
(3) years thereafter, directly or indirectly, for himself or on behalf of any other Person either (a) solicit to employ for himself for others any employee of Xybernaut or any Affiliate of Xybernaut who was an employee of Xybernaut or any Affiliate of Xybernaut at any time during the preceding 12-month period, or solicit any such employee to leave such employee's employment or join the employ of another, then or at a later time; or (b) contact any supplier, customer or employee of Xybernaut or any Affiliate of Xybernaut for the purpose of soliciting or diverting any such supplier, customer or employee from Xybernaut or any Affiliate of Xybernaut.

         5.7 Non-Competition.

            (a) Until the third anniversary of the Closing Date, the Principal Shareholders shall not, anywhere in the United States, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender (excluding any financial institution with which a Principal Shareholder is affiliated solely in his capacity as a director or officer of such institution), consultant, executive, agent, supplier, distributor or otherwise) any Competing Business (defined below) or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with Xybernaut, or any Affiliate of Xybernaut, to discontinue or reduce the extent of such relationship. For purposes of this Agreement, a Principal Shareholder shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Principal Shareholder's interest is limited solely to the ownership of not more than 1% of the securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information.

         "Competing Business" shall mean any business, enterprise or other Person that, as one of its businesses or activities, is engaged in the business of manufacturing, selling, marketing, licensing or distributing wearable computers or the solutions associated therewith that are provided by the Company specifically designed for wearable computer applications.

            (b) Each Principal Shareholder acknowledges that the provisions of this Section 5.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of Acquisition Sub and Xybernaut and are an essential inducement to Acquisition Sub and Xybernaut entering into the Transaction Documents.

         5.8 Public Statements. From and after the date hereof and until the Closing Date, neither Acquisition Sub, Xybernaut, the Company nor the Principal Shareholders shall, or permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law (including the Proxy Statement, as defined in Section 5.15) or a Governmental Entity, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

         5.9 Other Actions. Each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         5.10 Required Consents. The Principal Shareholders shall cause the Company to receive all Required Consents as promptly as practicable but in any event on or prior to the Closing Date, each of which Required Consents are set forth on Schedule 3.4(b) of the Disclosure Statement. The Principal Shareholders and/or the Company shall promptly provide Xybernaut with (i) copies of all filings made with any Governmental Entity or other Person or any other information supplied in connection with this Agreement and the transactions contemplated hereby and (ii) all consents obtained from any party to any Contract or any Lease and any Approval with respect to the Real Property.

         5.11 Exclusivity. From and after the date hereof and unless and until this Agreement is terminated as provided in Article 8, no Principal Shareholder shall, and the Principal Shareholders shall cause the Company and each Affiliate of the Company not to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than Acquisition Sub and Xybernaut, that involves the sale, joint venture or the other disposition of all or any portion of the Company, its business or any merger, consolidation, recapitalization or other business combination of any kind involving the Company. If a Principal Shareholder or the Company receives or becomes aware of any such offer or proposed offer, such Principal Shareholder and/or the Company shall promptly notify Acquisition Sub and Xybernaut.

         5.12 Amendments to Schedules. If either party should amend their respective schedules to this Agreement or the Disclosure Statement, as the case may be (the "Schedules"), after the date hereof, then such amended Schedules shall be in form and substance acceptable to the other party. Any material adverse impact on the transactions contemplated hereby reflected in any Schedule shall be grounds for termination of this Agreement by the recipient of such amended Schedule. A party's final acceptance of any amended Schedule shall be evidenced by its delivery to the other party of written notice to such effect.

         5.13 Repayment of Certain Obligations to the Company. At or prior to the Effective Time, the Principal Shareholders shall pay in full, and the Principal Shareholders shall cause their respective Affiliates and other Persons affiliated with them to pay in full, to the Company the outstanding amount of all obligations, if any, of the Principal Shareholders and such Persons (including, without limitation, an amount equal to all outstanding principal and interest on all indebtedness of the Principal Shareholders or such Persons) to the Company and all claims, if any, of the Company against the Principal Shareholders and Affiliates, in full satisfaction thereof.

         5.14 Pooling; Tax-Free Qualification. Each party shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Affiliates to, take any action that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368 of the Code.

         5.15 Preparation of Proxy Statement. As soon as is reasonably practicable after the execution and delivery of this Agreement, the Principal Shareholders and the Company shall begin the preparation of a proxy statement for a special meeting of the Company's stockholders (the "Proxy Statement") to approve the transactions contemplated hereby, including, without limitation, the Merger, and to select Mr. Jacques Rebibo to act as the agent of the stockholders for consent to jurisdiction and as the representative of the Company's stockholders in connection with the transactions contemplated hereby. The drafting of the Proxy Statement shall be the responsibility of the Company's legal counsel. The Company shall submit the Proxy Statement to Xybernaut for review by Xybernaut and Xybernaut's legal counsel. Each of the Principal Shareholders shall use his best efforts to cause a sufficient number of Company Shareholders to approve the Merger.

         5.16 F&M Guarantees. The Principal Shareholders shall maintain their respective personal guarantees (the "F&M Guarantees") under the F&M Credit Facility (as defined in Section 6.1(k)) for a period of ninety (90) days following the Closing.

6.       CONDITIONS PRECEDENT TO THE CLOSING.

         6.1 Conditions Precedent to Acquisition Sub's and Xybernaut 's Obligations to Close. The obligation of Acquisition Sub and Xybernaut to enter into this Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that Acquisition Sub and Xybernaut shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Principal Shareholders or the Company from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by Acquisition Sub and Xybernaut by reason of the breach by any Principal Shareholder or the Company of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by any Principal Shareholder or the Company; and provided further, however, that the participation of Acquisition Sub and Xybernaut in the Closing shall not in any way be deemed to be a waiver of any claim they may have hereunder for any breach of any representation, warranty, covenant or agreement:

            (a) The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date (except that any representation and warranty that by its terms is expressly modified by "materiality," "in all material respects" or words of similar import shall be true in all respects as so modified), with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

            (b) The covenants and agreements of the Principal Shareholders and the Company contained in this agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all material respects.

            (c) Xybernaut shall have received, each in form and substance reasonably satisfactory to Xybernaut, all Required Consents and any other Consent from any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby.

            (d) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect on the Company.

            (e) The form and substance of all certificates, opinions, consents, instruments, and other documents delivered to Acquisition Sub and Xybernaut under this Agreement shall be satisfactory in all reasonable respects to Acquisition Sub, Xybernaut and their counsel.

            (f) The Company shall have delivered to Xybernaut each of the items required to be delivered pursuant to Section 7.1.

            (g) The Company shall have delivered to Xybernaut letter agreements executed by holders of not less than ninety percent (90%) of the Company Shares containing the investment undertakings set forth in Section 3.30 hereof.

            (h) Xybernaut shall have completed its legal and financial due diligence of the Company, the results of which shall be satisfactory in the judgment of Xybernaut.

            (i) No Law shall be in effect that prohibits any party hereto from consummating the transactions contemplated hereby.

            (j) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

            (k) Xybernaut shall have been provided with documentation in form and substance acceptable to Xybernaut and its accountants confirming that, as of the Closing, (1) the Company's outstanding obligations to F&M Bank ("F&M") under the Company's existing credit facility with F&M (the "F&M Credit Facility") shall not be in excess of $500,000 and (2) the Company's eligible accounts receivable under the F&M Credit Facility shall not be less than $666,667.

            (l) At the Closing, each Company Shareholder shall deliver to Xybernaut a certificate of non-foreign status, in the form annexed hereto as
Exhibit 6.1(l)(1), together with a Form W-8 or Form W-9, as the case may be. At the Closing, the Principal Shareholders shall deliver to Xybernaut a certificate of non-United States real property holding company status, in the form annexed hereto as Exhibit 6.1(l)(2). The Principal Shareholders and the Company understand that such certificates will be retained by Xybernaut and will be made available to applicable Taxing authorities upon request.

            (m) Xybernaut shall have received and delivered to the Company a letter from Xybernaut's independent public accountants, and Xybernaut shall have received a letter from the Company's independent public accountants, each dated the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable Securities and Exchange Commission rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

            (n) Xybernaut shall have received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated on or about March 30, 2000, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Xybernaut and its stockholders.

            (o) Xybernaut shall have received an opinion from Laurance J. Ochs, Esq. with respect to the due authorization by the Company of the transactions contemplated hereby and such other matters as shall be mutually agreed upon by the parties.

            (p) Xybernaut shall have received documentation, in form and substance satisfactory to Xybernaut and its counsel, confirming that the Merger has been approved by the Company Shareholders and that holders of not more than three percent (3%) of the Company's capital stock entitled to vote on the Merger exercised dissenters' rights by objecting to the Merger.

            (q) The employees of the Company listed in Schedule 6.1(q) of the Disclosure Schedule shall have entered into employment agreements or consulting agreements with Xybernaut or the Company, effective as of the Closing Date, in form and substance acceptable to Xybernaut.

         6.2 Conditions Precedent to the Principal Shareholders' and the Company's Obligations to Close. The obligations of the Principal Shareholders and the Company to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Principal Shareholders and the Company shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing Acquisition Sub from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Principal Shareholders or the Company by reason of the breach by Acquisition Sub or Xybernaut of any covenant, obligation, agreement or condition contained herein, or by reason of any misrepresentation made by Acquisition Sub or Xybernaut; and provided further, however, that the participation of the Principal Shareholders and the Company in the Closing shall not in any way be deemed to be a waiver of any claim they may have hereunder for any breach of any representation, warranty, covenant or agreement:

            (a) The representations and warranties of Acquisition Sub and of Xybernaut contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (except that any representation and warranty that by its terms is expressly modified by "materiality," "in all material respects" or words of similar import shall be true in all respects as so modified), other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

            (b) The covenants and agreements contained in this Agreement to be complied with by Acquisition Sub and by Xybernaut on or before the Closing Date shall have been complied with in all material respects.

            (c) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Principal Shareholders under this Agreement shall be satisfactory in all reasonable respects to the Principal Shareholders and their counsel.

            (d) Acquisition Sub and Xybernaut shall have delivered to the Principal Shareholders each of the items required to be delivered pursuant to
Section 7.2.

            (e) No Law shall be in effect that prohibits any party hereto from consummating the transactions contemplated hereby.

            (f) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

            (g) The Company shall have received an opinion from Parker Chapin LLP with respect to the due authorization by Xybernaut and Acquisition Sub of the transactions contemplated hereby and such other matters as shall be mutually agreed upon by the parties.

7.       DOCUMENTS TO BE DELIVERED AT THE CLOSING.

         7.1 Deliveries of the Company. At the Closing, the Company shall deliver or cause to be delivered the following items to Acquisition Sub and
Xybernaut:

            (a) a certificate dated the Closing Date and executed by the President of the Company certifying the satisfaction of the conditions referred to in Sections 6.1(a) and (b);

            (b) a certificate of the Secretary of the Company certifying the resolutions duly and validly adopted by the Company's Board of Directors evidencing the authorization of their execution and delivery of this Agreement and the other Company Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Company authorized to sign this Agreement and the other Company Transaction Documents;

            (c) the opinion of Laurance J. Ochs, Esq., counsel to the Company, with respect to the matters set forth in Section 6.1(o);

            (d) a tax, lien and judgment search of the Company in the Commonwealth of Virginia showing no items not disclosed in the Schedules to this Agreement;

            (e) the registration rights agreement in the form of Exhibit 7.1(e) (the "Registration Rights Agreement"), providing for, among other things, Xybernaut's undertaking to use its best efforts after the Closing to file with the SEC, within ninety (90) days after the Effective Time, a registration statement on Form S-3 for the registration by Xybernaut of twenty-five percent (25%) the Xybernaut Shares issued pursuant to the Merger, the expenses of which registration shall be borne by the parties in the manner set forth in the Registration Rights Agreement;

            (f) the certificates referred to in Section 6.1(l);

            (g) [INTENTIONALLY OMITTED]

            (h) a certificate duly executed by the President of the Company, attesting, with respect to the Company, the resolutions duly and validly adopted by the Company evidencing the authorization of its execution and delivery of this Agreement and the other Company Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, as to its articles of incorporation and bylaws, and as to the incumbency of each of its executive officers;

            (i) a certificate with respect to the Company from the jurisdiction of its incorporation attesting as to its valid existence as of a date recent to the Closing Date;

            (j) the Required Consents;

            (k) the employment agreement between Xybernaut and Jacques Rebibo substantially in the form annexed hereto as Exhibit 7.1 (k), together with such other provisions as shall be mutually acceptable to the parties thereto (the "Rebibo Employment Agreement), duly executed by Mr. Rebibo;

            (l) the employment agreement between Xybernaut and Vernon Miskowich in substantially the form annexed hereto as Exhibit 7.1 (k), together with such other provisions as shall be mutually acceptable to the parties thereto (the "Miskowich Employment Agreement"), duly executed by Mr. Miskowich;

            (m) the employment agreement between Xybernaut and Edward Maddox in substantially the form annexed hereto as Exhibit 7.1(k), together with such other provisions as shall be mutually acceptable to the parties thereto (the "Maddox Employment Agreement"), duly executed by Mr. Maddox;

            (n) the Escrow Agreement, duly executed by the Representative (as defined in Section 10.14) on behalf of the Principal Shareholders;

            (o) the Affiliate Agreements;

            (p) resignations, dated as of the Closing Date, executed by each officer and direct of the Company;

            (q) the investment undertakings required by Section 6.1(g);

            (r) the certificates and forms required by Section 6.1(l);

            (s) the documentation required by Section 6.1(k) with respect to the Company's financial condition; and

            (t) the documentation required by Section 6.1(p) with respect to approval of the Merger by the Company Shareholders.

         7.2 Deliveries of Xybernaut and Acquisition Sub. At the Closing, Xybernaut and/or Acquisition Sub, as applicable, shall deliver or cause to be delivered the following items to the Company:

            (a) a certificate dated the Closing Date and executed by Acquisition Sub and Xybernaut certifying the satisfaction of the conditions referred to in Sections 6.2(a) and (b);

            (b) a certificate of the Secretary of each of Acquisition Sub and Xybernaut certifying the resolutions duly and validly adopted by each of Acquisition Sub and Xybernaut evidencing the authorization of their execution and delivery of this Agreement and the other Xybernaut Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of Acquisition Sub and Xybernaut authorized to sign this Agreement and the other Xybernaut Transaction Documents.

            (c) the opinion of Parker Chapin LLP, counsel to Acquisition Sub and Xybernaut, with respect to the matters set forth in Section 6.2(g);

            (d) [INTENTIONALLY OMITTED]

            (e) the Registration Rights Agreement, duly executed by Xybernaut;

            (f) the Rebibo Employment Agreement, duly executed by Xybernaut;

            (g) the Miskowich Employment Agreement, duly executed by Xybernaut;

            (h) the Maddox Employment Agreement, duly executed by Xybernaut; and

            (i) the Escrow Agreement, duly executed by Xybernaut.

         7.3 Deliveries to the Escrow Agent. At the Closing, Xybernaut shall deliver the Escrowed Shares to the Escrow Agent, the Principal Shareholders shall deliver the Stock Powers to the Escrow Agent, and each party to the Escrow Agreement shall deliver the Escrow Agreement to the other parties thereto, duly executed by such party.

8.       TERMINATION.

         8.1 Termination.

            (a) This Agreement may be terminated at any time prior to the
Closing:

                  (1) by the mutual agreement of Acquisition Sub, Xybernaut, and the Company;

                  (2) by Acquisition Sub or Xybernaut, on the one hand, or the Company, on the other hand (if such party is not in breach of or default under this agreement), giving written notice to such effect to the other party if the Closing shall not have occurred on or before the Last Date for Closing (as defined in Section 8.1(c) below), or such later date as the parties shall have agreed upon in writing prior to the giving of such notice; or

                  (3) by either Acquisition Sub and Xybernaut, on the one hand, or by the Company, on the other hand, in the event of a material breach by or default of the other party hereto.

            (b) Upon termination of this Agreement pursuant to Section 8(a), all obligations of the parties shall terminate except those under Sections 5.5 and 9; provided, however, that no such termination shall relieve the Company of any liability to Acquisition Sub or Xybernaut, or Acquisition Sub and Xybernaut of any liability to the Company, by reason of any breach of or default under this Agreement.

            (c) The "Last Date for Closing" shall be April 30, 2000 unless the parties hereto agree on a later date in writing.

9.       INDEMNIFICATION.

         9.1 Survival of Representations and Warranties of the Company. Notwithstanding any right of Acquisition Sub and Xybernaut to fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Acquisition Sub and Xybernaut pursuant to such investigation or right of investigation, Acquisition Sub and Xybernaut have the right to rely fully upon the representations and warranties of the Company contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the first anniversary of the Closing Date, and the Company's and the Principal Shareholders' liability in respect of any breach of any such representation or warranty shall terminate on the first anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to Section 9.6, which liability shall remain an obligation of the party against whom such claim is asserted.

         9.2 Survival of Representations and Warranties of Acquisition Sub and Xybernaut. The Company has the right to rely fully upon the representations and warranties of Acquisition Sub and Xybernaut contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the

Closing hereunder and shall thereafter continue in full force and effect until the first anniversary of the Closing Date and the liability of Acquisition Sub and of Xybernaut in respect of any breach of any such representation or warranty shall terminate on the first anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to Section 9.6, which liability shall remain an obligation of the party against whom such claim is asserted.

         9.3 Determination of Damages Without Regard to "Materiality" or "Knowledge" Qualifications.

            (a) Certain representations and warranties contained in this Agreement and in certain Agreements, documents and instruments executed and delivered in connection with this agreement include either (or both) a Materiality Qualification (as defined below) or a Knowledge Qualification (as defined below). Notwithstanding any such qualification, it is the intention of the parties that the only purpose of the Materiality Qualifications and the Knowledge Qualifications is to determine whether the representations and warranties of Article 3 are true and correct for purposes of Acquisition Sub 's and Xybernaut's condition to consummate the transactions contemplated at the Closing. Accordingly, Damages recoverable under this Section 9 shall be determined as though no Materiality Qualification and no Knowledge Qualification was contained in or applied with respect to any representation or warranty of
Article 3.

            (b) As used herein:

                  (1) the term "Materiality Qualification" means any term, expression, word or combination thereof that qualifies a representation, warranty or other statement made with respect to "materiality," "in all material respects," or insofar as any misstatement of such representation, warranty or other statement would result in or reflect a "Material Adverse Effect," or words or terms of similar import, and

                  (2) the term "Knowledge Qualification" means any term, expression, word or combination thereof that qualifies a representation, warranty or other statement made with respect to the "knowledge" of the party making the representation, warranty or other statement.

         9.4 Limited Indemnification by the Principal Shareholders. The Principal Shareholders shall indemnify and defend Acquisition Sub and Xybernaut and each of their respective officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Xybernaut Indemnitee") against, and hold each Xybernaut Indemnitee harmless from, any loss, liability, obligation, deficiency, damage, Tax or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Xybernaut Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

            (a) any breach of any representation or warranty made by the Company contained in this Agreement or in any other Company Transaction Document or in respect of any claim made based upon facts that would constitute any such breach;

            (b) the Principal Shareholders' or the Company's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Principal Shareholders or the Company contained in this Agreement or in any other Company Transaction Document; or

            (c) any claim arising out of the Real Estate Transfer.

         9.5 Indemnification by Acquisition Sub and Xybernaut. Acquisition Sub and Xybernaut shall indemnify and defend the Principal Shareholders and their agents, advisors or representatives (each, a "Shareholder Indemnitee") against, and hold each Shareholder Indemnitee harmless from, any Damages that the Shareholder Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

            (a) any breach of any representation or warranty made by Acquisition Sub or Xybernaut contained in this Agreement or in any other Xybernaut Transaction Document or in respect of any claim made based upon facts alleged that would constitute any such breach; or

            (b) the failure of Acquisition Sub or Xybernaut to perform or to comply with any covenant or condition required to be performed or complied with by Acquisition Sub or Xybernaut contained in this Agreement or in any other Xybernaut Transaction Document.

         9.6 Indemnification Procedures.


            (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damages, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Article 9, give written notice to the indemnifying party of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

            (b) (i) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party).

                  (ii) Anything in Section 9.6(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

            (c) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         9.7 Limitations on Indemnification.

            (a) The Principal Shareholders shall have indemnification obligations pursuant to Section 9.4(a) respecting Damages that result from breaches of representations or warranties set forth in this Agreement only to the extent set forth in Section 9.7(c).

            (b) Acquisition Sub and Xybernaut shall have indemnification obligations pursuant to Section 9.5(a) respecting Damages that result from breaches of representations or warranties set forth in this Agreement only if and only to the extent that the aggregate of all Damages resulting from such breaches shall exceed $100,000.

            (c) Notwithstanding anything to the contrary in this Agreement, in the event a Xybernaut Indemnitee makes a claim for indemnification pursuant to this Article 9, such claim shall be made solely against the Escrowed Shares pursuant to the terms of the Escrow Agreement; provided, however, that if a claim is made by a Xybernaut Indemnitee on account of Damages arising out of the fraudulent acts or fraudulent omissions of the Company or any Principal Shareholder with respect to the matters contemplated by this Agreement, and such claim is upheld by a court of competent jurisdiction in a non-appealable final judgment, then the

 Principal Shareholders shall be personally liable for the full amount of such Damages on a joint and several basis, irrespective of the party responsible for the fraudulent acts or omissions.

10.      MISCELLANEOUS.

         10.1 Transaction Fees and Expenses. Except as otherwise expressly provided herein, each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that any such expenses incurred by the Company shall not exceed $50,000 in the aggregate.

         10.2 Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

                  if to Xybernaut, to:

                           Xybernaut Corporation
                           12701 Fair Lakes Circle
                           Suite 550
                           Fairfax, Virginia  22033
                           Attention: Mr. Edward G. Newman
                                      Chief Executive Officer
                           Facsimile No.:  (703) 631-7070

                  with a copy to:

                           Parker Chapin LLP
                           405 Lexington Avenue
                           New York, New York  10174
                           Attention:  Martin E. Weisberg, Esq.
                           Facsimile No.:  (212) 704-6288
                  if to the Company or the Principal Shareholders, to:

                           Mr. Jacques Rebibo
                           8618 Westwood Center Drive
                           Suite 450
                           Vienna, Virginia  22182
                           Facsimile No.:  (703) 506-0530

                  with a copy to:

                           Laurance J. Ochs, Esq.
                           1748 N Street, N.W.
                           Washington, D.C.  20036
                           Facsimile No.:  (202) 785-0066

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

         10.3 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

         10.4 Waiver. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

         10.5 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the Commonwealth of Virginia.

         10.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Virginia located in Fairfax County in connection with such Proceeding and waives any objection to venue in the State of Virginia, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of Section 10.2.

         10.7 Remedies. In the event of any actual or prospective breach or default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

         10.8 Severability. The provisions hereof are severable and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

         10.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         10.10 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assignees. Permitted assignees of the rights of Acquisition Sub and Xybernaut hereunder shall include any person or entity which acquires all or substantially all of the capital stock or assets of Xybernaut or is the successor to Xybernaut by merger, consolidation or other similar transaction and any financial institution providing financing to Xybernaut or to the Company after the Closing. Neither the Company nor the Principal Shareholders may assign any of their rights or obligations hereunder without the consent of Xybernaut.

         10.11 No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this agreement.

         10.12 Entire Agreement. This Agreement, together with the Disclosure Statement, Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

         10.13 Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

         10.14 Appointment of Representative. The Principal Shareholders hereby appoint Jacques Rebibo or his duly appointed representative to serve as the Principal Shareholders' agent and attorney-in-fact (the "Representative"), with full power and authority (including power of substitution), in the name of and for and on behalf of each of the Principal Shareholders, or in its own name as Representative, to take all actions required or permitted under the Escrow Agreement and in connection with the transactions contemplated thereby, including the giving and receiving of all accountings, reports, notices and consents and the signing of all certificates, notices, instructions and other documents and making all determinations hereunder and thereunder. The authority conferred hereby shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Principal Shareholders (or any of them), or by operation of law, whether by the death or incapacity of the Principal Shareholders, or the occurrence of any other event. If any Principal Shareholder should die or become incapacitated or if any other such event should occur, any action taken by the Representative shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Representative or any other party hereto or to any other agreement contemplated hereby shall have received notice of such death, incapacity, termination or other event. Any notice given to the Representative shall constitute effective notice to each of the Principal Shareholders, and any other party to the Escrow Agreement or any other Person may rely on any notice, consent, election or other communication received from the Representative as if such notice, consent, election or other communication had been received from each of the Principal Shareholders. With respect to all matters relating to the Principal Shareholders arising under the Escrow Agreement, Xybernaut and the escrow agent under the Escrow Agreement shall be required to deal only with the Representative, and the decision of the Representative with respect to any matter shall be binding on all of the Principal Shareholders. The Representative may rely on any notice, instruction, certificate or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons.

         The Principal Shareholders hereby agree to bear the reasonable charges of the Representative, including reimbursement for out-of-pocket expenses and other costs, and such attorneys' fees, expenses and other costs as may be incurred by the Representative in connection with the administration of the provisions of the Escrow Agreement and the transactions contemplated thereby.

         The Representative shall have no duties or responsibilities except those expressly set forth in the Escrow Agreement. The Representative shall be held harmless by the Principal Shareholders from any liability, loss, claim, demand or expense (including attorney's fees and expenses) arising out of or in connection with the performance of its obligations in accordance with the Escrow Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Representative. The foregoing provision shall survive the resignation or substitution of the Representative or the termination of this Agreement and/or the Escrow Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         10.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     XYBERNAUT CORPORATION


                                     By:
                                        --------------------------------
                                     Name:
                                     Title:


                                     SELFWARE ACQUISITION CORPORATION

                                     By:
                                        --------------------------------
                                     Name:
                                     Title:


                                     SELFWARE, INC.


                                     By:
                                        --------------------------------
                                     Name:
                                     Title:


                                     PRINCIPAL SHAREHOLDERS:


                                     -----------------------------------
                                     JACQUES REBIBO


                                     -----------------------------------
                                     VERNON MISKOWICH


                                     -----------------------------------
                                     EDWARD MADDOX



                       [SIGNATURE PAGE - MERGER AGREEMENT]

                                                               EXHIBIT 2.5
                                                               -----------


                                ESCROW AGREEMENT

             ESCROW AGREEMENT (this "Agreement"), made as of April __, 2000, by and among Jacques Rebibo, an individual, in his capacity as representative (the "Shareholders Representative") of Jacques Rebibo, Vernon Miskowich and Edward Maddox (collectively, the "Principal Shareholders"), Xybernaut Corporation, a Delaware corporation ("Xybernaut"), and Parker Chapin LLP, a New York limited liability partnership, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

             WHEREAS, pursuant to a Merger Agreement, dated March 30, 2000, among Xybernaut, Selfware Acquisition Corporation, a Virginia corporation ("Acquisition Sub"), Selfware, Inc., a Virginia corporation (the "Company") and the Principal Shareholders (the "Merger Agreement"), Acquisition Sub has merged (the "Merger") with and into the Company;

             WHEREAS, pursuant to the Merger the Principal Shareholders have received shares (the "Xybernaut Shares") common stock, par value $.01 per share, of Xybernaut, in consideration for their stock in the Company; and

             WHEREAS, the parties to the Merger Agreement have agreed that the Principal Shareholders shall deposit a portion of their respective Xybernaut Shares in escrow to secure their indemnification obligations under Article 9 of the Merger Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement. However, no reference to the Merger Agreement or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

         2. Escrow of Xybernaut Shares.

         (a) Pursuant to Section 2.5 of the Merger Agreement, the Principal Shareholders have contemporaneously herewith delivered to the Escrow Agent an aggregate of ___________ Xybernaut Shares (the "Escrowed Shares"), as more particularly set forth on Schedule 1 annexed hereto, together with stock powers executed in blank by the respective Principal Shareholders, which Schedule sets forth the number of Xybernaut Shares deposited into escrow by each Principal Shareholder and the stock certificate numbers of the Xybernaut Shares so deposited. The Escrowed Shares shall not include any "Registrable Securities," as defined in the Registration Rights Agreement. The parties acknowledge and agree that, for purposes of this Agreement, the value of the Escrowed Shares is $____________ in the aggregate, or $___________ per Share.

         (b) All actions to be taken hereunder with respect to or on account of a Principal Shareholder shall be taken exclusively by the Shareholders Representative, who has been appointed to act on behalf of the Principal Shareholders in accordance with Section 10.14 of the Merger Agreement. Each of Xybernaut and the Escrow Agent shall be entitled to rely on any notice, consent, certificate, affidavit, statement, paper, document, writing or communication provided to it by the Shareholders Representative as having been duly authorized and approved by the relevant Principal Shareholder(s). All references herein to a Principal Shareholder in his capacity as an indemnifying party shall be deemed to be, solely for purposes of this Agreement, references to the Shareholders Representative, acting on behalf of any such indemnifying party.

         (c) All dividends and distributions, if any, and any proceeds thereon paid by Xybernaut in respect of the Escrowed Shares and delivered to the Escrow Agent shall be forwarded to the Principal Shareholders, as applicable, and all voting rights associated with the Escrowed Shares shall remain with the Principal Shareholders, and the Escrow Agent shall have no right to vote such Escrowed Shares.

         3. Release of Escrowed Shares.

         (a) In the event that a Xybernaut Indemnitee, (as defined in the Merger Agreement) determines that there exists a claim for which it is entitled to be reimbursed or indemnified pursuant to the Merger Agreement, such Xybernaut Indemnitee shall be entitled to assert a claim in writing (an "Asserted Claim") against the Escrowed Shares in respect of each such claim and amount, as the case may be, by notifying the Shareholders Representative (with a copy of the notification to the Escrow Agent) in reasonable detail of the basis and amount of such Asserted Claim. If, within twenty (20) days after the sending of such notice by the Xybernaut Indemnitee, the Escrow Agent shall not have received from the Shareholders Representative a written statement disputing all or any part of such Asserted Claim, then the Escrow Agent shall deliver to a Xybernaut Indemnitee such number of the Escrowed Shares as may be available and as may be necessary to pay the amount of such Asserted Claim in full. If, within twenty
(20) days after the sending of such notice by the Xybernaut Indemnitee, the Xybernaut Indemnitee and the Escrow Agent shall have received from the Shareholders Representative a written statement disputing all or a portion of such Asserted Claim, then the Xybernaut Indemnitee may order the Escrow Agent to deliver to the Xybernaut Indemnitee such number of the Escrowed Shares as may be available and as may be necessary to pay any portion of such Asserted Claim that is not disputed, and the Escrow Agent shall promptly follow such instructions. The Xybernaut Indemnitee shall have the right to notify the indemnifying party of Asserted Claims at any time and from time to time, subject to the provisions of the Merger Agreement.

         (b) In the event that the Shareholders Representative disputes all or a portion of any Asserted Claim within the time and in the manner prescribed in
Section 3(a) hereof, the Escrow Agent shall have the right to act in accordance with Section 5 hereof and shall not release any disputed Escrowed Shares until
(i) receipt by the Escrow Agent of joint written instructions from the Xybernaut Indemnitee and the Shareholders Representative, directing the manner in which payment of such amounts is to be made, or (ii) as directed by final order of a court of competent jurisdiction which is not subject to further appeal or other appellate review, together with an opinion of counsel to the party which successfully sought such order (or if no party sought such order, then of counsel reasonably acceptable to the Escrow Agent) to the effect that such order is not appealable.

(c) Subject to the foregoing and all of the other provisions hereof, as soon as reasonably practical following the first anniversary of the Closing Date (as defined in the Merger Agreement), the Escrow Agent shall release the Escrowed Shares then held by it to the Shareholders Representative.

         (d) In the event that a Xybernaut Indemnitee is entitled to direct the Escrow Agent to deliver to it any Escrowed Shares deposited in Escrow hereunder (the "Indemnity Shares") on account of an Asserted Claim, the parties hereby authorize the Escrow Agent to complete the stock powers deposited with such Indemnity Shares so as to effect the assignment of the Indemnity Shares to the Xybernaut Indemnitee in accordance with the Principal Shareholders' respective proportionate ownership of the Escrowed Shares, net of any required tax or other withholding or deduction, whereupon the Escrow Agent shall deliver the Indemnity Shares and related stock powers to the Company for reissuance to Xybernaut and the Principal Shareholders in accordance with the foregoing, and Xybernaut hereby agrees to take all actions as shall be necessary or appropriate to effect the foregoing.

         4. Further Assurances. Each of the Shareholders Representative, on the one hand, and Xybernaut, on the other hand (collectively, the "Beneficiaries"), agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents, and the Shareholders Representative agrees to cause the Principal Shareholders to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents, as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

         5. Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the parties agree that the Escrow Agent shall be entitled to refuse to comply with any such claim or demand and to withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any Beneficiary or to any Principal Shareholder or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. The Shareholders Representative, on behalf of the Principal Shareholders, on the one hand, and Xybernaut, on the other hand, agree to pay one-half of any and all costs, expenses and reasonable attorneys' fees and expenses incurred by the Escrow Agent in seeking any such judgment.

         6. Consent to Jurisdiction, Etc. The Shareholders Representative, on behalf of the Principal Shareholders, and Xybernaut hereby covenant and agree that the Supreme Court of the State of New York for the County of New York or (in a case involving diversity of citizenship) the United States District Court for the Southern District of New York shall have personal jurisdiction and proper venue over any dispute with the Escrow Agent; provided that the foregoing consent to jurisdiction and venue by the other parties shall not deprive the Escrow Agent of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the Beneficiaries. Each Beneficiary hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 12 hereof. In any action or proceeding involving the Escrow Agent in any jurisdiction, each Beneficiary waives trial by jury.

         7. Expenses of the Escrow Agent. Each of the Shareholders Representative, on the one hand, and Xybernaut, on the other hand, agrees to pay one-half of any and all costs and expenses incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Escrowed Shares, and the enforcement, protection and adjudication of the parties' rights hereunder by the Escrow Agent, including, without limitation, the disbursements, expenses and fees of the Escrow Agent itself and those of other attorneys it may retain, if any.

         8. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telecopier or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent.

         9. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to each Beneficiary. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Escrow Agent and any of the Beneficiaries. This Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of Xybernaut or any affiliate of Xybernaut, who may be advised by the Escrow Agent on any and all matters pertaining to this Agreement and the Escrowed Shares. Xybernaut, for itself and its affiliates (collectively, "Xybernaut"), hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon any Xybernaut Affiliate. The Escrow Agent's only duties are those expressly set forth in this Agreement, and each Beneficiary authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its directors, officers, partners, employees, attorneys, agents or designees.

         10. Exculpation. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability whatsoever for the taking of any action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Escrow Agent in connection with this Agreement (other than for a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each Beneficiary hereby waives any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the Escrowed Shares; and each Beneficiary hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

         11. Indemnification. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Beneficiaries, jointly and severally, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Escrowed Shares, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

         12. Notices. Any notice or demand hereunder to or upon either party hereto required or permitted to be given or made shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address:

             To the Shareholders
             Representative:           Mr. Jacques Rebibo
                                       8618 Westwood Center Drive
                                       Suite 450
                                       Vienna, Virginia  22182
                                       Fax:  (703) 506-0530

             With a copy to:           Laurance J. Ochs, Esq.
                                       1748 N Street, N.W.
                                       Washington, D.C.  20036
                                       Fax:  (202) 785-0066

             To Xybernaut:             Xybernaut Corporation
                                       12701 Fair Lakes Circle
                                       Suite 550
                                       Fairfax, Virginia  22033
                                       Attention:  Mr. Edward G. Newman
                                       Chief Executive Officer
                                        Fax:  (703) 631-7070

             With a copy to:           Parker Chapin LLP
                                       The Chrysler Building
                                       405 Lexington Avenue
                                       New York, New York  10174
                                       Attn:  Martin Eric Weisberg, Esq.
                                       Fax:  (212) 704-6288

             To the Escrow Agent:      Parker Chapin LLP
                                       The Chrysler Building
                                       405 Lexington Avenue
                                       New York, New York  10174
                                       Attn:  Martin Eric Weisberg, Esq.
                                       Fax:  (212) 704-6288
or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section
12. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five (5) business days after such notice or demand is sent; and, in the case of clause (b), the next business day following the date such notice or demand is sent.

         13. Section and Other Headings. The section and other headings contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

         14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law (or any other law that would make the laws of any other state applicable hereto).

         15. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

         16. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Agreement by providing notice thereof to each of the Beneficiaries. In such event, the Escrow Agent shall deposit the Escrowed Shares with a successor escrow agent to be appointed by (a) all of the Beneficiaries within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Beneficiaries shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrowed Shares the Escrow Agent shall be released of and from all liability under this Agreement.

         17. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each Beneficiary in this Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein shall be deemed to authorize or permit any Beneficiary to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Beneficiary) without the prior written consent of each of the other Beneficiaries nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in Section 16 hereof.

         18. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person, including creditors of any Beneficiary, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

         19. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on any Beneficiary in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Agreement or applicable law.

         20. Modification, Amendment, Etc. Each and every modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Agreement shall be in writing and signed by the party granting such waiver or consent.

         21. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  XYBERNAUT CORPORATION



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




                                  ----------------------------------------------
                                  JACQUES REBIBO, as Shareholders Representative






                                  PARKER CHAPIN, LLP, as Escrow Agent


                                  By:
                                     -------------------------------------------


                                                                                             SCHEDULE 1 TO
                                                                                           ESCROW AGREEMENT
                                                                                           ----------------
                             PRINCIPAL SHAREHOLDERS
                             ----------------------
                                                          Number of
Name                                                   Escrowed Shares                        Certificate No.
----                                                   ---------------                        ---------------

Jacques Rebibo

Vernon Miskowich

Edward Maddox

                                                                  EXHIBIT 2.6
                                                                  -----------

                                       __________ ____, 2000

Xybernaut Corporation
12701 Fair Lakes Circle

Suite 550
Fairfax, VA 22033

Ladies and Gentlemen:

         Each of the undersigned has been advised that, as of the date of this letter, he may be deemed to be an affiliate of Selfware, Inc. a Virginia corporation (the "Company"), as the term "affiliate" is (i) defined for the purposes of Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, or (ii) used in and for the purposes of Accounting Series Releases Nos. 130 and 135, as amended, promulgated by the Commission. Pursuant to the Agreement and Plan of Merger, dated as of March ___, 2000 ( the "Merger Agreement"), among Xybernaut Corporation, a Delaware corporation ("Xybernaut"), the Company and each of the stockholders of the Company parties thereto (collectively, the "Principal Shareholders"), the Principal Shareholders (including the undersigned) agreed, subject to certain conditions, to exchange their Company Shares for Xybernaut Shares (unless indicated otherwise herein, each capitalized term used herein shall have the same meaning ascribed to it in the Merger Agreement).

         Each of the undersigned hereby agrees that he shall not (a) sell, assign, transfer, pledge, hypothecate or otherwise dispose of in any way any Xybernaut Shares or any other securities of Xybernaut at any time from the date hereof until financial results covering at least thirty (30) days of post-Closing combined operations of the Company and Xybernaut have been published, or (b) take any action that could otherwise prevent Xybernaut from accounting for the Merger as a "pooling of interests" for financial accounting purposes.

         Execution of this letter shall not be deemed to be an admission on the part of any of the undersigned that he is an "affiliate" of the Company as described in the first paragraph of this letter, other than for purposes of this letter.

         This letter may be executed in counterparts.

                                                   [SIGNATURES OF PRINCIPAL
                                                     SELFWARE STOCKHOLDERS]


ACCEPTED AND AGREED:

XYBERNAUT CORPORATION

By:
   ---------------------------
Name:
Title:

                                                               EXHIBIT 6.1(l)(1)
                                                               -----------------

                   FORM OF CERTIFICATION OF NON-FOREIGN STATUS

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies as follows:

         1. I am not a nonresident alien for purposes of U.S. income taxation.

         2.       My U.S. taxpayer identification number (Social Security
                  number) is
                             ---------------------------------.

         3.       My home address is:

                  ---------------------------------

                  ---------------------------------


         I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete.

Name:


Date: __________ __, 2000

                                                               EXHIBIT 6.1(l)(2)
                                                               -----------------

                                     FORM OF
                    U.S. REAL PROPERTY INTEREST CERTIFICATION

         The undersigned is _______________ of Selfware, Inc., a Virginia corporation (the "Company"). This certificate is delivered to Xybernaut Corporation, a Delaware corporation ("Xybernaut"), and Selfware Acquisition Corporation, a Virginia corporation ("Acquisition Sub"), pursuant to Section 6.1(l) of the Agreement and Plan of Merger, dated as of March ___, 2000, among the Company, Xybernaut, Acquisition Sub and the stockholders of the Company parties thereto, as the same may have been amended as of the date hereof (the "Merger Agreement"). Terms not otherwise defined herein have the meanings stated in the Merger Agreement.

         To inform Xybernaut and Acquisition Sub that no withholding is required pursuant to section 1445 of the Code with respect to Xybernaut's acquisition of the Company, the undersigned hereby certifies on behalf of the Company that the Company is not, and has not been at any time during the period specified in section 897(c)(1)(A)(ii) of the Code, a "United States real property holding corporation" as that term is defined in section 897(c)(2) of the Code.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

Date:   __________ ___, 2000



                                                 SELFWARE, INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                                                  EXHIBIT 7.1(E)
                                                                  --------------


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                  This Registration Rights Agreement is made and entered into as of April __, 2000 (this "Agreement"), by and among Xybernaut Corporation, a Delaware corporation (the "Company"), and each of the shareholders of the Company listed on Schedule 1 attached hereto (individually, a "Shareholder" and, collectively, the "Shareholders").

                  Upon the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of March 30, 2000, by and among the Company, Selfware Acquisition Corporation, Selfware, Inc. ("Selfware") and certain shareholders of Selfware parties thereto (the "Merger Agreement"), the Company has agreed to provide to the Shareholders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, with respect to an aggregate of __________ shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issued to the Shareholders on the date hereof pursuant to the Merger Agreement. The number of Shares owned by each Shareholder is set forth opposite such Shareholder's name on Schedule 1.

                  The Company and the Shareholders hereby agree as follows:

1.       Definitions.
         -----------

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have the meaning set forth in Section 3(l).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Blackout Period" shall have the meaning set forth in Section 3(m).

                  "Board" shall have the meaning set forth in Section 3(m).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Effectiveness Period" shall have the meaning set forth in
Section 2.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means the date the Registration Statement is filed which date shall be on or before July __, 2000.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, including the Shareholders and their permitted assigns.

                  "Indemnified Party" shall have the meaning set forth in
Section 5(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 5(c).

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "Nasdaq" shall mean the Nasdaq Small Cap Market.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means the Shares and any shares of Common Stock issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares.

                  "Registration Statement" means the registration statement contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means any special counsel to the Holders as designated in writing by the Holders to the Company.

         2. Registration. The Company shall use its best efforts to prepare and file with the Commission, on or prior to the Filing Date, a "shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

3.       Registration Procedures.

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Use its best efforts to prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall furnish to the Holders and to any Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and such Special Counsel. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the

Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within two (2) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities to be sold and any Special Counsel as promptly as practicable (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The Company shall promptly furnish to Special Counsel, without charge, (i) a copy of any correspondence from the Commission or the Commission's staff to the Company or its representatives relating to any Registration Statement and (ii) promptly after the same is prepared and filed with the Commission, a copy of any written response to the correspondence received from the Commission.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) Furnish to each Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto.

                  (f) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Registration Statement, Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.

                  (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

                  (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed.

                  (k) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (l) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                  If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(i), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (m) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of a registration statement and suspend the sale of Registrable Securities under a Registration Statement for a period that the Board, in its sole discretion, determines to be reasonable under the circumstances (a "Blackout Period").

                  (n) Within three (3) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission substantially in the form attached hereto as Exhibit A.

4.       Registration Expenses
         ---------------------

                  All fees and expenses incident to the registration of the Registrable Securities shall be borne by the Company, other than (x) fees and expenses incurred with respect to compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions) and (y) fees and expenses of Special Counsel or any other counsel retained by the Holders in connection with the transactions contemplated by this Agreement, which fees and expenses shall be borne exclusively by the Holders, in each case whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses to be borne by the Company shall include, without limitation, the following: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, and (B) with respect to filings required to be made with the Commission; (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.       Indemnification
         ---------------

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents or employees, if any, of such Holder and each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, attorneys' fees and expenses) (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall survive the transfer of the Registrable Securities by the Holders.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the

"Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

                  (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such

Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties

6.       Rule 144.
         --------

                  As long as any Holder owns Shares, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

7.       Miscellaneous.
         -------------

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (b) Specific Enforcement, Consent to Jurisdiction.
             ---------------------------------------------

                    (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                    (ii) Each of the Company and the Holders (i) hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of not less 51% of the Registrable Securities then owned by all Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                  Xybernaut Corporation
                  12701 Fair Lakes Circle
                  Suite 550
                  Fairfax, Virginia  22033
                  Attention:  President
                  Facsimile no.:  (703) 631-3903


or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Holder shall be sent to the addresses listed on Schedule 1 attached hereto, if applicable. Copies of notices to the Company shall be sent to Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Martin Eric Weisberg, Esq., Facsimile no.: (212) 704-6288.

                  (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Permitted assigns of the Company shall include any person or entity which acquires all or substantially all of the capital stock or assets of the Company or is the successor to the Company by merger, consolidation or other similar transaction. No Holder shall assign its rights hereunder without the prior written consent of the Company.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                  (h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                   XYBERNAUT CORPORATION


                                   By:
                                      ---------------------------------------
                                       Name:
                                       Title:



                                  SHAREHOLDER:

                                  If Individual:

                                  Print Name:
                                                ----------------------------
                                  Signature:
                                                ----------------------------


                                  If Corporation, Partnership, Limited Liability Company or Other Entity:

                                   Print Name of Entity:
                                                        ----------------------
                                   Signature: By:
                                                 -----------------------------

                                                              EXHIBIT A
                                                   REGISTRATION RIGHTS AGREEMENT

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]
[ADDRESS]

Attn:  _____________

                  Re:      Xybernaut Corporation
                           ---------------------

Ladies and Gentlemen:

         We are counsel to Xybernaut Corporation, a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company and the shareholders of the Company parties thereto (the "HOLDERS"), dated as of March __, 2000, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2000, the Company filed a Registration Statement on Form ___ (File No. ___-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and, accordingly, the Registrable Securities are available for resale under the 1933 Act in the manner specified in, and pursuant to the terms of the Registration Statement.

                                                              Very truly yours,




                                                              By:


cc:      [LIST NAMES OF HOLDERS]

                                SCHEDULE 1 TO THE
                          REGISTRATION RIGHTS AGREEMENT
                            FOR XYBERNAUT CORPORATION

NAMES AND ADDRESSES OF SHAREHOLDERS                           SHARE OWNERSHIP
-----------------------------------                           ---------------

                                                                 EXHIBIT 7.1(K)

                          FORM OF EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of _________, 2000 (this "Agreement"), by and between ________________ (the "Executive") and XYBERNAUT CORPORATION, a Delaware corporation (the "Company").

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated March ___, 2000, among the Company, Selfware, Inc. ("Selfware") and the other parties thereto, the Company acquired the business of Selfware;

                  WHEREAS, prior to the date hereof, the Executive was employed by, and was a principal of, Selfware, and has significant expertise in and knowledge of the operations of Selfware;

                  WHEREAS, the Company desires to employ the Executive as [TITLE] of the Company and the Executive desires to be employed by the Company in the aforementioned capacity, all upon the terms and provisions, and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement the following terms shall have the meanings set forth in this Section 1:

                         (a) "Affiliate" of any Person means any stockholder or
person or entity controlling, controlled by under common control with such Person, or any director, officer or key executive of such Person or any of their respective relatives. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

                         (b) "Cause" shall mean (i) the Company being subjected
to any criminal liability under any applicable law as a result of any action or inaction on the part of the Executive; (ii) the conviction or admission of the Executive of, or plea by the Executive of nolo contendere to, a felony or crime;
(iii) if the Executive is chronically addicted to any narcotic or other illegal or controlled substance or repeatedly abuses any alcoholic product or any prescription stimulants or depressant, as determined by a physician designated by the Company; (iv) the Executive committing fraud, or stealing or misappropriating any asset or property of the Company, including, without limitation, any theft or embezzlement; (v) a breach of a material term or provision of this Agreement by the Executive; or (vi) the failure of the Executive to follow the directives of the [ ] of the Company or the Board of Directors of the Company.

                         (c) "Common Stock" shall mean the common stock, par
value $.01 per share, of the Company, and any other class of common stock of the Company created after the date of this Agreement in accordance with the Company's Certificate of Incorporation and applicable law.

                         (d) "Competing Business" shall mean any business,
enterprise or other Person that as one of its businesses or activities, is engaged in the business of manufacturing, selling, marketing, licensing or distributing wearable computers or the solutions associated therewith that are provided by the Company specifically designed for wearable computer applications.

                         (e) "Confidential and Proprietary Information" shall
mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Company or any Affiliate of the Company or any of the Company's or any such Affiliate's trade secrets, including, without limitation, research and development plans or projects; data and reports; computer materials such as programs, instructions and printouts; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property strategies and any work on any patents, trademarks and tradenames, prior to any filing or the use thereof in commerce; pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques; and
(ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company or any Affiliate of the Company an advantage over any Person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a Person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

                         (f) "Employment Term" shall have the meaning given to
that term in Section 2 hereof.

                         (g) "Incapacity" shall mean any illness or mental or
physical incapacity or disability which prevents the Executive from performing his duties or obligations hereunder for a continuous period of seventy-five (75) consecutive days or for shorter periods aggregating one hundred twenty (120) days within any consecutive twelve (12) month period.

                         (h) "Inventions" shall mean inventions, discoveries,
concepts and ideas, whether patentable or not, patents, patent applications, copyrights and other intellectual property, including, without limitation, processes, methods, formulae and techniques, and improvements thereof or know-how related thereto, concerning any business activity of the Company or any Affiliate of the Company, with which the Executive becomes, directly or indirectly, involved as a result in whole or in part, directly or indirectly, of the Executive's employment by the Company, or any Affiliate of the Company, and whether conceived of solely by the Executive or jointly with the efforts of others.

                         (i) "Person" shall mean, without limitation, any
natural person, corporation, partnership, limited liability company, joint stock company, joint venture association, trust or other similar entity or firm.

                         (j) "Salary" shall have the meaning given to that term
in Section 4(a) hereof.

                         (k) "Without Cause" shall mean the termination of the
Executive's employment hereunder by the Company, other than termination by the Company due to the Executive's death or Incapacity or based upon Cause.

                  Section 2. Employment and Term. The Company hereby employs the Executive as [ ] of the Company and the Executive hereby accepts such employment in that capacity, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, for a term of ______ (____) years, commencing on _________, 2000, and terminating on ____________, 200__, unless earlier terminated as provided in this Agreement (the "Employment Term").

                  Section 3. Executive's Duties. (a) The Executive shall be the [TITLE] of the Company responsible for [DESCRIBE]. The Executive shall report directly to the [ ] of the Company. The Executive shall perform such other duties as may reasonably be assigned to the Executive by the Company's [ ] or the Board of Directors of the Company.

                         (b) The Executive shall devote all of his business
time, effort, skill and attention exclusively to the business, operations and affairs of the Company and to the furtherance of the interests, business and prospects of the Company. The Executive shall perform the Executive's duties and obligations hereunder diligently, competently, faithfully and to the best of his ability.

                         (c) The Executive agrees to execute policy statements
and agreements that the Company may, from time to time, reasonably require all of its senior executive officers to execute.

                  Section 4. Compensation. (a) In consideration of the performance of all of the duties and obligations to be performed by the Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, for the Employment Term, a salary (the "Salary") at an annual rate of $______, payable in accordance with the Company's regular payroll practices as from time to time in effect, less all withholdings and other deductions required to be deducted in accordance with any applicable federal, state, local or foreign law, rule or regulation.

                         (b) In consideration of the Executive's execution and
delivery of this Agreement, upon the execution and delivery of this Agreement the Company shall grant to the Executive, effective as of [THE DATE HEREOF], the right to purchase _______ shares of Common Stock at the closing price on that date [TO BE PROVIDED - TERMS OF OPTION GRANT; CONDITIONS OF VESTING; PERFORMANCE CRITERIA].

                  Section 5. Benefits, Vacation. (a) During the Employment Term, the Executive shall be entitled to such insurance and health and medical benefits as are generally made available to the senior executives of the Company, as a group, pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Executive shall be required to comply with the conditions of coverage attendant to such plans.

                         (b) During each contract year of the Employment Term,
the Executive shall be entitled to ____ (_) weeks of vacation. The Executive shall take vacation at such time or times as the Executive desires, subject to the concurrence of the Company based upon the then current business needs and activities of the Company. Unused vacation shall not carry over to subsequent periods.

                         (c) During the Employment Term, the Executive shall be
eligible to participate in the profit sharing and other benefit plans that the Company from time to time makes available to the senior executives of the Company as a group, subject to the terms, provisions and conditions of such plans, including, without limitation, any vesting periods and eligibility criteria.

                  Section 6. Business Expenses. The Executive shall be entitled to reimbursement for ordinary, necessary and reasonable business expenses actually incurred by the Executive during the Employment Term in the performance of the Executive's duties hereunder, if supported by such reasonable documentation as may be required by the Company in accordance with the Company's policies.

                  Section 7. Termination of Employment Term. (a) In the event of the death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death.

                         (b) In the event of the Executive's Incapacity, the
Company may, in its sole discretion, terminate the Executive's employment hereunder upon written notice to the Executive.

                         (c) The Company shall have the right to terminate the
Executive's employment under this Agreement at any time for Cause upon written notice to the Executive. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall only be obligated to pay accrued and unpaid Salary through the date of termination and the Company shall pay any accrued and unreimbursed business expenses which are properly owing to the Executive pursuant to Section 6 hereof through the date of termination.

                         (d) The Company shall have the right to terminate the
Executive's employment hereunder Without Cause at any time upon ten (10) days' prior written notice to the Executive. If the Company terminates the Executive's employment hereunder Without Cause, the Company shall (i) continue to pay Salary to the Executive provided for hereunder for a period equal to the lesser of (x) ____ (_) months from the date of termination and (y) the remaining period of the Employment Term and (ii) pay any unreimbursed business expenses which are properly owing to the Executive pursuant to Section 6 hereof through the date of termination.

                  Section 8. Inventions. Any Inventions originated or conceived by the Executive related to the Company's business during his employment by the Company or any Affiliate of the Company or with the use or assistance of the facilities, materials or personnel of the Company or any Affiliate of the Company, either solely or jointly with others, during the

Employment Term shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company and agrees to transfer and assign to the Company all of his right, title and interest in and to all Inventions, and to applications for patents and patents granted upon such Inventions and to all copyrightable material related thereto developed by the Executive or under his supervision. The Executive agrees for himself and his heirs and personal representatives, upon the request of the Company and at the Company's expense, to do such acts, to execute such documents and instruments and to participate in such legal proceedings as from time to time may be necessary or required to apply for, secure, maintain, reissue, extend or defend the worldwide rights of the Company in the Inventions. The Executive here grants to the Company a power of attorney, which is irrevocable and coupled with an interest, to execute any such documents and instruments if the Executive is unable or fails to do so, after the request by the Company as provided in the immediately preceding sentence. The Executive shall have no right to receive any royalties or other payments from the Company with respect to any inventions.

                  Section 9. Restrictions Respecting Competing Businesses, Confidential Information, etc. The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Company's business, affairs and operations and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information. The Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach any of the provisions of this Section 9 or if the Executive were to disclose or make unauthorized use of any Confidential and Proprietary Information. Accordingly, the Executive expressly acknowledges and agrees that the Executive is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 9 are fair and reasonable and necessary to adequately protect the Company.

                         (a) The Executive hereby covenants and agrees that,
during the Employment Term and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other Person (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information related to the Company's business other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing).

                         (b) The Executive covenants and agrees that, while the
Executive is employed by the Company and for _____ (_) years after the Executive ceases to be employed by the Company for any reason, the Executive shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender, consultant, Executive, agent, supplier, distributor or otherwise) any Competing Business or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with the Company, or any Affiliate of the Company, to discontinue or reduce the extent of such relationship. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 1% of the securities of any class of equity securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information.

                         (c) While the Executive is employed by the Company and
for _______ (_) years after the Executive ceases to be an employed by the Company, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Company or any Affiliate of the Company who was an employee of the Company or any Affiliate of the Company as of the date of the termination of the Executive's employment with the Company or during the preceding twelve month period, or solicit any such employee to leave such employee's employment or join the employ of another, then or at a later time.

                         (d) The parties agree that nothing in this Agreement
shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

                         (e) Because the breach of any of the provisions of this
Section 9 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies, to a decree of specific performance of the restrictive covenants contained in this Section 9 and to a temporary and permanent injunction enjoining such breach, without posting a bond or furnishing similar security.

                  Section 10. Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

                  Section 11. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, the heirs, executors, administrators and legal representatives of the Executive and the successors and permitted assigns of the Company. Neither this Agreement nor any rights or benefits hereunder may be assigned by the Executive or the Company without the prior written consent of the other party hereto, except that the Company may assign any of its rights or obligations hereunder to any other Person which purchases all or substantially all of the common stock or assets of the Company or is the successor to the Company by merger, consolidation or other similar transaction.

                  Section 12. Amendment; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and/or contemporaneous agreements and understandings of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein.

                  Section 13. Waivers. Waiver by either party of either breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement, any such waiver must be in writing to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written instrument and signed by the waiving party and delivered, in the manner required for notices generally, to the affected party.

                  Section 14. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement to be given to any person shall be in writing, and shall be delivered personally or sent by certified mail, return receipt requested (postage prepaid) or by telecopy, to the parties at the following addresses or telecopy numbers, as applicable:

                  If to the Executive:

                           [NAME]
                           Xybernaut Corporation
                           12701 Fair Lakes Circle
                           Suite 550
                           Fairfax, VA  22033
                           Telecopier: (703) _________

                  If to the Company:

                           Xybernaut Corporation
                           12701 Fair Lakes Circle
                           Suite 550
                           Fairfax, VA  22033
                           Attention:  Secretary
                           Telecopier:  (703) 631-7070

                  With a copy to:

                           Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174

                           Attention:  Martin Eric Weisberg, Esq.
                           Telecopier:  (212) 704-6288

or to such other address as a party may have furnished to the other parties in writing in accordance herewith. Any notice, consent, direction, approval, instruction, request or other communication given in accordance with this
Section 14 shall be effective after it is received by the intended recipient.

                  Section 15. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF VIRGINIA AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF VIRGINIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES WAIVE ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTE AN INCONVENIENT FORUM. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  Section 16. Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which when executed shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.

                                   ----------------------------------------
                                   [EXECUTIVE]

                                   XYBERNAUT CORPORATION


                                   By:______________________________________
                                      Name:
                                      Title: